As filed with the Securities and Exchange Commission on May 18, 2012

Registration Statement No. 333–

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM F-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

DIANA SHIPPING INC.
(Exact name of registrant as specified in its charter)

Republic of the Marshall Islands (State or other jurisdiction of incorporation or organization)	N/A (I.R.S. Employer Identification No.)

Diana Shipping Inc. Pendelis 16 175 64 Palaio Faliro Athens, Greece 011 (30) 210 947-0100 (Address and telephone number of Registrant's principal executive offices)	Seward & Kissel LLP Attention: Gary J. Wolfe, Esq. One Battery Park Plaza New York, New York 10004 (212) 574-1200 (Name, address and telephone number of agent for service)

Copies to:
Gary J. Wolfe, Esq. Edward S. Horton, Esq. Seward & Kissel LLP One Battery Park Plaza New York, New York 10004 (212) 574-1200

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective as determined by market conditions and other factors.

If the only securities being registered on the Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Aggregate Offering Price (1)(2)	Amount of Registration Fee (3)
Common stock, par value $0.01 per share
Preferred stock purchase rights (4)
Preferred stock
Debt securities (5)
Guarantees (6)
Warrants (7)
Purchase contracts (8)
Rights (9)
Units (10)
Total		$500,000,000	$57,300

(1)
Such amount in U.S. dollars or the equivalent thereof in foreign currencies as shall result in an aggregate initial public offering price for all securities of $500,000,000.  Also includes such indeterminate amount of debt securities and common shares and preferred shares as may be issued upon conversion or exchange for any other debt securities or preferred shares that provide for conversion or exchange into other securities.

(2)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933.  Pursuant to General Instruction II(C) of Form F-3, the table does not specify by each class information as to the proposed maximum aggregate offering price.  Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.  In no event will the aggregate offering price of all securities sold by Diana Shipping Inc. pursuant to this registration statement exceed $500,000,000.

(3)	Calculated in accordance with Rule 457(o) under the Securities Act of 1933.

(4)
Preferred stock purchase rights are not currently separable from the common stock and are not currently exercisable. The value attributable to the preferred stock purchase rights, if any, will be reflected in the market price of the common stock.

(5)
If any debt securities are issued at an original issue discount, then the offering may be in such greater principal amount as shall result in a maximum aggregate offering price not to exceed $500,000,000.

(6)
The debt securities may be guaranteed pursuant to guarantees by the subsidiaries of Diana Shipping Inc.  No separate compensation will be received for the guarantees.  Pursuant to Rule 457(n), no separate fees for the guarantees are payable.

(7)	There is being registered hereunder an indeterminate number of warrants as may from time to time be sold at indeterminate prices not to exceed an aggregate offering price of $500,000,000.

(8)	There is being registered hereunder an indeterminate number of purchase contracts as may from time to time be sold at indeterminate prices not to exceed an aggregate offering price of $500,000,000.

(9)	There is being registered hereunder an indeterminate number of rights as may from time to time be sold at indeterminate prices not to exceed an aggregate offering price of $500,000,000.

(10)
There is being registered hereunder an indeterminate number of units as may from time to time be sold at indeterminate prices not to exceed an aggregate offering price of $500,000,000.  Units may consist of any combination of the securities registered hereunder.

The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF ADDITIONAL REGISTRANTS

Exact Name of Registrant as Specified in its Charter	Country of Incorporation	Primary Standard Industrial Classification Code No.

Ailuk Shipping Company Inc.	Marshall Islands	4412
Bikar Shipping Company Inc.	Marshall Islands	4412
Bikini Shipping Company Inc.	Marshall Islands	4412
Buenos Aires Compania Armadora S.A.	Panama	4412
Cerada International S.A.	Panama	4412
Changame Compania Armadora S.A.	Panama	4412
Chorrera Compania Armadora S.A.	Panama	4412
Cypres Enterprises Corp.	Panama	4412
Darien Compania Armadora S.A.	Panama	4412
Diana Shipping Services S.A.	Panama	4412
Eaton Marine S.A.	Panama	4412
Erikub Shipping Company Inc.	Marshall Islands	4412
Gala Properties Inc.	Marshall Islands	4412
Husky Trading, S.A.	Panama	4412
Jaluit Shipping Company Inc.	Marshall Islands	4412
Jemo Shipping Company Inc.	Marshall Islands	4412
Kili Shipping Company Inc.	Marshall Islands	4412
Knox Shipping Company Inc.	Marshall Islands	4412
Lae Shipping Company Inc.	Marshall Islands	4412
Lib Shipping Company Inc.	Marshall Islands	4412
Majuro Shipping Company Inc.	Marshall Islands	4412
Mandaringina Inc.	Marshall Islands	4412
Marfort Navigation Company Limited	Cyprus	4412
Namu Shipping Company Inc.	Marshall Islands	4412
Panama Compania Armadora S.A.	Panama	4412
Silver Chandra Shipping Company Limited	Cyprus	4412
Skyvan Shipping Company S.A.	Panama	4412
Taka Shipping Company Inc.	Marshall Islands	4412
Texford Maritime S.A.	Panama	4412
Urbina Bay Trading, S.A.	Panama	4412
Vesta Commercial, S.A.	Panama	4412
Wotho Shipping Company Inc.	Marshall Islands	4412

PROSPECTUS (subject to completion, dated May 18, 2012)

The information in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

$500,000,000

DIANA SHIPPING INC.

Common Stock, Preferred Stock Purchase Rights, Preferred Stock,

Debt Securities, Warrants, Purchase Contracts, Rights and Units

Through this prospectus, we may periodically offer:

(1)  our common stock (including preferred stock purchase rights);

(2)  our preferred stock;

(3)  our debt securities, which may be guaranteed by one or more of our subsidiaries;

(4)  our warrants;

(5)  our purchase contracts;

(6) our rights; and

(7) our units.

The aggregate offering price of all securities issued under this prospectus may not exceed $500,000,000.

The prices and other terms of the securities that we will offer will be determined at the time of their offering and will be described in a supplement to this prospectus.

Our common stock is currently listed on the New York Stock Exchange under the symbol "DSX."

The securities issued under this prospectus may be offered directly or through underwriters, agents or dealers.  The names of any underwriters, agents or dealers will be included in a supplement to this prospectus.

An investment in these securities involves a high degree of risk.  See the section entitled "Risk Factors" on page 6 of this prospectus, and other risk factors contained in the applicable prospectus supplement and in the documents incorporated by reference herein and therein.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

The date of this prospectus is                 , 2012.

PROSPECTUS SUMMARY	1
RISK FACTORS	6
FORWARD LOOKING STATEMENTS	7
RATIO OF EARNINGS TO FIXED CHARGES	8
USE OF PROCEEDS	9
CAPITALIZATION	9
DILUTION	9
PRICE RANGE OF COMMON STOCK	10
ENFORCEMENT OF CIVIL LIABILITIES	11
PLAN OF DISTRIBUTION	12
DESCRIPTION OF CAPITAL STOCK	14
DESCRIPTION OF DEBT SECURITIES	20
DESCRIPTION OF WARRANTS	29
DESCRIPTION OF PURCHASE CONTRACTS	30
DESCRIPTION OF RIGHTS	31
DESCRIPTION OF UNITS	32
EXPENSES	33
LEGAL MATTERS	33
EXPERTS	33
WHERE YOU CAN FIND ADDITIONAL INFORMATION	34

We prepare our financial statements, including all of the financial statements included or incorporated by reference in this prospectus, in U.S. dollars and in conformity with U.S. generally accepted accounting principles, or "U.S. GAAP."  We have a fiscal year end of December 31.

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the Commission, using a shelf registration process.  Under the shelf registration process, we may sell our common stock (including preferred stock purchase rights), preferred stock, debt securities (and related guarantees), warrants, purchase contracts, rights and units described in this prospectus in one or more offerings.  This prospectus provides you with a general description of the securities we may offer.  Each time we offer securities, we will provide you with a prospectus supplement that will describe the specific amounts, prices and terms of the offered securities.  We may file a prospectus supplement in the future that may also add, update or change the information contained in this prospectus.  You should read carefully both this prospectus and any prospectus supplement, together with the additional information described below.

This prospectus does not contain all the information provided in the registration statement that we filed with the Commission.  For further information about us or the securities offered hereby, you should refer to that registration statement, which you can obtain from the Commission as described below under "Where You Can Find More Information."

PROSPECTUS SUMMARY

This summary provides an overview of our company and our business. This summary is not complete and does not contain all of the information you should consider before purchasing our securities. You should carefully read all of the information contained or incorporated by reference in this prospectus and any accompanying prospectus supplement, including the "Risk factors" and our financial statements and related notes contained herein and therein, before making an investment decision. Unless we specify otherwise, all references in this prospectus to "we," "our," "us" and the "Company" refer to Diana Shipping Inc. and its subsidiaries. Unless otherwise indicated, all references to currency amounts in this prospectus are in U.S. dollars.

Our Company

We are Diana Shipping Inc., a Marshall Islands company and a global provider of shipping transportation services.  We specialize in transporting dry bulk cargoes, including such commodities as iron ore, coal, grain and other materials along worldwide shipping routes. Currently, our operating fleet consists of 28 dry bulk carriers, of which 17 are Panamax, one is Post-Panamax, eight are Capesize and two are Newcastlemax dry bulk carriers, having a combined carrying capacity of approximately 3.2 million dwt. In addition, we expect to take delivery of two additional Panamax dry bulk carriers, currently under construction, in the fourth quarter of 2013. The commercial and technical management of our fleet is carried out by our wholly-owned subsidiary, Diana Shipping Services S.A.

We charter our dry bulk carriers to customers primarily pursuant to time charters. Under our time charters, the charterer typically pays us a fixed daily charter hire rate and bears all voyage expenses, including the cost of bunkers (fuel oil) and canal and port charges. We remain responsible for paying the chartered vessel's operating expenses, including the cost of crewing, insuring, repairing and maintaining the vessel. We strategically monitor developments in the dry bulk shipping industry on a regular basis and, subject to market demand, seek to adjust the charter hire periods for our vessels according to prevailing market conditions. In order to take advantage of the relatively stable cash flow and high utilization rates associated with long-term time charters, we have fixed 25 of our vessels on long-term time charters ranging in duration from 13 months to 62 months. Those of our vessels on short-term time charters provide us with flexibility in responding to market developments. We will continue to evaluate our balance of short- and long-term charters and may extend or reduce the charter hire periods of the vessels in our fleet according to developments in the dry bulk shipping industry.

We intend to continue to grow our fleet through timely and selective acquisitions of vessels in a manner that is accretive to earnings per share. We expect to focus future vessel acquisitions primarily on Panamax and Capesize dry bulk carriers. However, we will also consider purchasing other classes of dry cargo vessels if we determine that those vessels would, in our view, present favorable investment opportunities.

Our Fleet

The following table presents certain information concerning the dry bulk carriers in our fleet as of the date of this prospectus:

	Vessel	Sister Ships*	Gross Rate (USD Per Day)	Com**	Charterer	Delivery Date to Charterer	Redelivery Date to Owners***	Notes
	BUILT DWT
	Panamax Bulk Carriers

1	CORONIS	C	$10,600	5.00%	EDF Trading Limited, London	12-Mar-12	27-Nov-13 - 27-Jun-14
	2006 74,381

2	ERATO	C	$12,200	5.00%	Hyundai Merchant Marine Co., Ltd., Seoul, South Korea	26-Nov-11	26-Dec-12 - 10-Apr-13
	2004 74,444

3	ARETHUSA	B	$13,250	5.00%	Cargill International S.A., Geneva	8-Jul-11	17-May-12	1
			$9,250	5.00%	DS Norden A/S, Copenhagen	17-May-12	2-Oct-12 - 1-Jan-13
	2007 73,593

4	NAIAS	B	$19,750	5.00%	J. Aron & Company, New York	24-Sep-10	24-Aug-12 - 24-Oct-12
	2006 73,546

5	CLIO	B	$10,750	5.00%	Cargill International S.A., Geneva	22-Feb-12	22-Aug-13 - 22-Feb-14	2
	2005 73,691

6	CALIPSO	B	$12,250	5.00%	Louis Dreyfus Commodities Suisse S.A., Geneva	11-Oct-11	11-Aug-13 - 11-Dec-13	3
	2005 73,691

7	PROTEFS	B	$11,750	4.75%	Cargill International S.A., Geneva	6-Aug-11	6-Jul-12 - 6-Oct-12
	2004 73,630

8	THETIS	B	$10,500	5.00%	EDF Trading Limited, London	22-Feb-12	22-Aug-13 - 22-Jun-14	4
	2004 73,583

9	DIONE	A	$20,500	5.00%	Louis Dreyfus Commodities Suisse S.A., Geneva	26-Sep-10	26-Jul-12 - 26-Nov-12
	2001 75,172

10	DANAE	A	$15,600	5.00%	Hyundai Merchant Marine Co., Ltd., Seoul, South Korea	18-Apr-11	18-Mar-13 - 18-May-13	5
	2001 75,106

11	OCEANIS	A	$19,750	5.00%	China National Chartering Co. Ltd. (Sinochart BJ), Beijing	17-Sep-10	17-Aug-12 - 1-Nov-12
	2001 75,211

12	TRITON	A	$19,500	4.75%	Resource Marine Pte., Ltd, Singapore	11-Dec-10	11-Nov-13 - 11-Feb-14	6
	2001 75,336

13	ALCYON	A	$34,500	4.75%	Cargill International S.A., Geneva	21-Feb-08	21-Nov-12 - 21-Feb-13
	2001 75,247

14	NIREFS	A	$12,250	5.00%	Morgan Stanley Capital Group Inc.	18-Dec-11	18-Jan-13 - 18-Apr-13
	2001 75,311

15	MELIA	G	$10,900	5.00%	STX Panocean Co., Ltd., Seoul	2-May-12	2-Apr-13 - 2-Jul-13
	2005 76,225
16	MELITE	G	$16,500	5.00%	Cargill International S.A., Geneva	1-Feb-11	1-Jan-13 - 1-Mar-13
	2004 76,436

17	LETO		$12,900	5.00%	EDF Trading Limited, London	17-Jan-12	17-Jan-14 - 17-Nov-14
	2010 81,297

	Post-Panamax Bulk Carrier

18	ALCMENE		$20,250	5.00%	Cargill International S.A., Geneva	20-Nov-10	5-Oct-12 - 4-Jan-13
	2010 93,193

	Capesize Bulk Carriers

19	NORFOLK		$74,750	3.75%	Corus UK Limited	12-Feb-08	12-Jan-13 - 12-Mar-13	7
	2002 164,218

20	ALIKI		$26,500	5.00%	Minmetals Logistics Group Co. Ltd., Beijing	1-Mar-11	1-Feb-16 - 1-Apr-16
	2005 180,235

21	SALT LAKE CITY		$55,800	5.00%	Refined Success Limited	28-Sep-07	28-Aug-12 - 28-Oct-12
	2005 171,810

22	SIDERIS GS	D	$30,500	5.00%	BHP Billiton Marketing AG	16-Oct-10	16-Feb-13 - 16-Jun-13
	2006 174,186

23	SEMIRIO	D	$17,350	5.00%	Cargill International S.A., Geneva	30-May-11	15-Mar-13 - 14-Aug-13
	2007 174,261

24	BOSTON	D	$14,000	5.00%	Morgan Stanley Capital Group Inc.	29-Oct-11	29-Aug-13 - 29-Dec-13	8
	2007 177,828

25	HOUSTON	D	$55,000	4.75%	Shagang Shipping Co.	3-Nov-09	3-Oct-14 - 3-Jan-15	9
	2009 177,729

26	NEW YORK	D	$48,000	3.75%	Nippon Yusen Kaisha, Tokyo (NYK)	3-Mar-10	3-Jan-15 - 3-May-15
	2010 177,773

	Newcastlemax Bulk Carriers

27	LOS ANGELES	E	$18,000	5.00%	EDF Trading Limited, London	9-Feb-12	9-Dec-15 - 9-Apr-16
	2012 206,104

28	PHILADELPHIA	E	$18,000	5.00%	EDF Trading Limited, London	17-May-12	17-Jan-16 - 17-Jul-16
	2012 206,040

	Vessels Under Construction

29	HULL H2528	F	-	-	-	-	- - -	10
	2013 76,000
30	HULL H2529	F	-	-	-	-	- - -	10
	2013 76,000

* Each dry bulk carrier is a "sister ship", or closely similar, to other dry bulk carriers that have the same letter.
** Total commission percentage paid to third parties.
*** Charterers' optional period to redeliver the vessel to owners. Charterers have the right to add the off hire days, if any, and therefore the optional period may be extended.
1 The previous charterers, Cargill International S.A., Geneva have agreed to compensate the Owners for the difference between the new rate and the previous rate from May 17, 2012 to May 24, 2012.
2 The previous charterers, Daelim Corporation, Seoul, have agreed to compensate the owners for the early redelivery of the Clio by paying US$17,000 gross per day, minus 5% commission paid to third parties, starting from the date of redelivery to owners, on February 22, 2012,  to the minimum agreed redelivery date, April 8, 2012.

3 Vessel off-hire for drydocking from March 27, 2012 to April 17, 2012.
4 Vessel off-hire for drydocking from January 28, 2012 to February 22, 2012.
5 Vessel off-hire for unscheduled maintenance from May 5, 2012 to May 9, 2012.
6 Resource Marine Pte., Ltd, Singapore is a guaranteed nominee of Macquarie Bank Limited.
7 Since September 2010 Charterer's name has changed to Tata Steel UK, Limited.
8 Morgan Stanley Capital Group Inc. has the option to employ the vessel for a further minimum eleven (11) to a maximum thirteen (13) month period at a gross rate of US$15,000 per day starting twenty-four (24) months after delivery of the vessel to the charterer.

9 Shagang Shipping Co. is a guaranteed nominee of the Jiangsu Shagang Group Co.
10 Year of delivery and dwt are based on shipbuilding contract.

Each of our vessels is owned through a separate wholly-owned subsidiary.

Our vessels operate worldwide within the trading limits imposed by our insurance policy conditions and do not operate in areas where sanctions of the United States, the European Union or the United Nations have been imposed.

Recent Developments

On April 20, 2012, we paid $8.7 million in a first installment payment for the construction of hulls H2528 and H2529. On May 1, 2012, we took delivery of the Melia, a 2005-built Panamax dry bulk carrier of 76,225 dwt which we acquired for $20.65 million.  On May 16, 2012, we took delivery of the Philadelphia, a newly-built Newcastlemax dry bulk carrier of 206,040 dwt.

On May 15, 2012, we accepted a term sheet from Nordea Bank Finland, Plc., London Branch, to increase the existing loan facility of $16.1 million by an additional loan amount of $10.3 million to finance part of the acquisition cost of the Melia. The new credit facility amount will be repaid in 20 equal quarterly installments of $234,660 and a balloon payment of $5,631,800.

On May 18, 2012 we drew down $34.65 million under our facility with the Import-Export Bank of China and DnB Bank ASA to finance part of the construction cost of the Philadelphia.

Corporate Structure

Diana Shipping Inc. is a holding company incorporated under the laws of Liberia in March 1999 as Diana Shipping Investments Corp. In February 2005, we redomiciled from the Republic of Liberia to the Republic of the Marshall Islands and changed our name to Diana Shipping Inc.  Our executive offices are located at Pendelis 16, 175 64 Palaio Faliro, Athens, Greece. Our telephone number at this address is 011 30 (210) 947-0100.  Our website address is www.dianashippinginc.com.  The information on our website is not a part of this prospectus.

The Securities We May Offer

We may use this prospectus to offer our:

●	common stock (including preferred stock purchase rights);
●	preferred stock;
●	debt securities, which may be guaranteed by one or more of our subsidiaries;
●	warrants;
●	purchase contracts;
●	rights; or
●	units.

We may also offer securities of the types listed above that are convertible or exchangeable into one or more of the securities listed above.

A prospectus supplement will describe the specific types, amounts, prices, and detailed terms of any of these offered securities and may describe certain risks in addition to those set forth below associated with an investment in the securities. Terms used in the prospectus supplement will have the meanings described in this prospectus, unless otherwise specified.

RISK FACTORS

An investment in our securities involves a high degree of risk.  You should carefully consider the following risks described below and the discussion of risks under the heading "Risk Factors" in our Annual Report on Form 20-F for the year ended December 31, 2011 and included in the documents we have incorporated by reference in this prospectus that summarize the risks that may materially affect our business before making an investment in our securities.  Please see the section in this prospectus entitled "Where You Can Find Additional Information—Information Incorporated by Reference." In addition, you should also consider carefully the risks set forth under the heading "Risk Factors" in any prospectus supplement before investing in any securities offered by this prospectus. The occurrence of one or more of those risk factors could adversely impact our results of operations or financial condition.

If the share price of our common shares fluctuates after this offering, you could lose a significant part of your investment.

The market price of our common shares may be influenced by many factors, many of which are beyond our control, including the other risks described under the heading "Risk Factors—Risk Factors Related to Our Common Shares" in our Annual Report on Form 20-F for the year ended December 31, 2011 and the following:

●	the failure of securities analysts to publish research about us after this offering, or analysts making changes in their financial estimates;
●	announcements by us or our competitors of significant contracts, acquisitions or capital commitments;
●	variations in quarterly operating results;
●	general economic conditions;
●	terrorist or piracy acts;
●	future sales of our common shares or other securities; and
●	investors' perception of us and the international drybulk shipping sector.

As a result of these factors, investors in our common shares may not be able to resell their common shares at or above the initial offering price. These broad market and industry factors may materially reduce the market price of our common shares, regardless of our operating performance.

We may issue additional common shares or other equity securities without your approval, which would dilute your ownership interests and may depress the market price of our common shares.

We may issue additional common shares or other equity securities of equal or senior rank in the future in connection with, among other things, future vessel acquisitions, repayment of outstanding indebtedness or our equity incentive plan, without shareholder approval, in a number of circumstances.

Our issuance of additional common shares or other equity securities of equal or senior rank would have the following effects:
●	our existing shareholders' proportionate ownership interest in us will decrease;
●	the amount of cash available for dividends payable on our common shares may decrease;
●	the relative voting strength of each previously outstanding common share may be diminished; and
●	the market price of our common shares may decline.

FORWARD LOOKING STATEMENTS

Matters discussed in this document may constitute forward-looking statements.  The Private Securities Litigation Reform Act of 1995 provides safe harbor protections for forward-looking statements in order to encourage companies to provide prospective information about their business.  Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements, which are other than statements of historical facts.

We desire to take advantage of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and are including this cautionary statement in connection with this safe harbor legislation.  This document and any other written or oral statements made by us or on our behalf may include forward-looking statements which reflect our current views with respect to future events and financial performance.  The words "believe," "anticipate," "intend," "estimate," "forecast," "project," "plan," "potential," "may," "should," "expect" and similar expressions identify forward-looking statements.

The forward-looking statements in this document are based upon various assumptions, many of which are based, in turn, upon further assumptions, including without limitation, management's examination of historical operating trends, data contained in our records and other data available from third parties.  Although we believe that these assumptions were reasonable when made, because these assumptions are inherently subject to significant uncertainties and contingencies which are difficult or impossible to predict and are beyond our control, we cannot assure you that we will achieve or accomplish these expectations, beliefs or projections.

In addition to these important factors and matters discussed elsewhere in this prospectus, and in the documents incorporated by reference in this prospectus, important factors that, in our view, could cause actual results to differ materially from those discussed in the forward-looking statements include the strength of world economies, fluctuations in currencies and interest rates, general market conditions, including fluctuations in charter hire rates and vessel values, changes in demand in the dry bulk shipping industry, changes in our operating expenses, including bunker prices, drydocking and insurance costs, changes in governmental rules and regulations or actions taken by regulatory authorities, potential liability from pending or future litigation, general domestic and international political conditions, potential disruption of shipping routes due to accidents or political events, and other important factors described from time to time in the reports filed by us with the Commission and the New York Stock Exchange.  We caution readers of this prospectus and any prospectus supplement not to place undue reliance on these forward-looking statements, which speak only as of their dates.  We undertake no obligation to update or revise any forward-looking statements.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our unaudited ratio of earnings to fixed charges for each of the preceding five fiscal years. (1)

	For the year ended December 31,
	2011		2010		2009		2008		2007
Earnings:
Net income before equity income and minority interest	$106,288		$127,869		$121,498		$221,699		$134,220
Add: Distributed income of equity investees	600		-		-		-		-
Add: Fixed charges	5,407		5,245		3,372		6,311		7,059
	$112,295		$133,114		$124,870		$228,010		$141,279
Less: Interest capitalized	635		340		363		853		1,440
Total earnings	$111,660		$132,774		$124,507		$227,157		$139,839

Fixed Charges:
Interest expensed and capitalized	$5,129		$4,982		$3,307		$6,225		$6,948
Amortization and write-off of deferred financing fees	278		263		65		86		111
Total Fixed Charges	$5,407		$5,245		$3,372		$6,311		$7,059

Ratio of Earnings to Fixed Charges (2)	20.7	x	25.3	x	36.9	x	36.0	x	19.8	x

____________
(1)	We have not issued any preferred stock as of the date of this prospectus.

(2)
For purposes of computing the consolidated ratio of earnings to fixed charges, earnings consist of net income available to common stockholders, before adjustment for minority interests in consolidated subsidiaries and before income or loss from equity investees, plus distributed income of equity investees and fixed charges less interest capitalized.  Fixed charges consist of interest expensed and capitalized, interest portion of rental expense and amortization and write-off of capitalized expenses relating to indebtedness.

USE OF PROCEEDS

We intend to use net proceeds from the sale of the securities as set forth in the applicable prospectus supplement.

CAPITALIZATION

The following unaudited table sets forth our capitalization at December 31, 2011, on an actual basis and as adjusted to give effect to the drawdown of $88.225 million, made in February and May 2012, under our secured credit facilities with the Import-Export Bank of China and DNB Bank ASA and Nordea Bank Finland Plc, to finance part of the acquisition and construction cost of the vessels Leto, Los Angeles and Philadelphia and the repurchase and cancellation of 97,364 shares of our stock for $0.7 million under our stock repurchase plan.

	As of December 31, 2011
	Actual	As Adjusted
	(in thousands of U.S. dollars)
Debt (principal balance, secured and guaranteed)	$374,300	$462,525

Shareholders' equity
Preferred stock, $0.01 par value; 25,000,000 shares authorized, none issued, actual and as adjusted	-	-
Common stock, $0.01 par value; 200,000,000 shares authorized; 82,419,417 and 82,322,053 issued and outstanding as at December 31, 2011, actual and as adjusted, respectively.	$824	$823
Additional paid-in capital	915,404	914,662
Other comprehensive loss	(112)	(112)
Retained earnings	292,762	292,762
Total stockholders' equity	$1,208,878	$1,208,135

Total capitalization	$1,583,178	$1,670,660

Each prospectus supplement will include updated information on our consolidated capitalization.

DILUTION

Information about the amount by which the offering price of our common shares issued pursuant to this prospectus exceeds the net tangible book value per share of our common shares following such issuance will be included in a prospectus supplement.

PRICE RANGE OF COMMON STOCK

The trading market for shares of our common stock is the New York Stock Exchange, on which our shares trade under the symbol "DSX".  The following table sets forth for the periods indicated the high and low closing prices for shares of our common stock, as reported by the New York Stock Exchange:

	2012		2011		2010		2009		2008		2007
Period	High	Low	High	Low	High	Low	High	Low	High	Low	High	Low
Annual			$ 12.64	$ 6.93	$ 16.27	$ 11.19	$ 18.52	$ 10.15	$ 31.66	$ 7.24	$ 44.82	$ 15.79

1st quarter	$ 9.87	$ 7.80	$ 12.64	$ 11.50	$ 16.27	$ 13.26
2nd quarter			12.13	10.70	15.82	11.19
3rd quarter			11.13	7.42	13.39	11.46
4th quarter			8.54	6.93	14.08	11.82

November			$ 8.54	$ 7.25
December			8.07	7.48
January	$ 8.44	$ 7.80
February	9.87	8.11
March	9.24	8.41
April	8.90	7.52
May*	7.98	7.22

* For the period from May 1, 2012 until May 17, 2012.

ENFORCEMENT OF CIVIL LIABILITIES

Diana Shipping Inc. is a Marshall Islands corporation and our principal executive offices are located outside the United States in Athens, Greece. A majority of our directors, officers and the experts named in the prospectus reside outside the United States. In addition, a substantial portion of our assets and the assets of our directors, officers and experts are located outside the United States. As a result, you may have difficulty serving legal process within the United States upon us or any of these persons. You may also have difficulty enforcing, both in and outside the United States, judgments you may obtain in United States courts against us or these persons in any action, including actions based upon the civil liability provisions of United States federal or state securities laws. Furthermore, there is substantial doubt that the courts of the Marshall Islands or Greece would enter judgments in original actions brought in those courts predicated on United States federal or state securities laws.

PLAN OF DISTRIBUTION

We may sell or distribute the securities included in this prospectus through underwriters, through agents, to dealers, in private transactions, at market prices prevailing at the time of sale, at prices related to the prevailing market prices, or at negotiated prices.

In addition, we may sell some or all of our securities included in this prospectus through:

●	a block trade in which a broker-dealer may resell a portion of the block, as principal, in order to facilitate the transaction;

●	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account; or

●	ordinary brokerage transactions and transactions in which a broker solicits purchasers.

In addition, we may enter into option or other types of transactions that require us or them to deliver our securities to a broker-dealer, who will then resell or transfer the securities under this prospectus. We may enter into hedging transactions with respect to our securities. For example, we may:

●	enter into transactions involving short sales of our common shares by broker-dealers;

●	sell common shares short and deliver the shares to close out short positions;

●	enter into option or other types of transactions that require us to deliver common shares to a broker-dealer, who will then resell or transfer the common shares under this prospectus; or

●	loan or pledge the common shares to a broker-dealer, who may sell the loaned shares or, in the event of default, sell the pledged shares.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

Any broker-dealers or other persons acting on our behalf that participate with us in the distribution of the securities may be deemed to be underwriters and any commissions received or profit realized by them on the resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended, or the Securities Act. As of the date of this prospectus, we are not a party to any agreement, arrangement or understanding between any broker or dealer and us with respect to the offer or sale of the securities pursuant to this prospectus.

At the time that any particular offering of securities is made, to the extent required by the Securities Act, a prospectus supplement will be distributed, setting forth the terms of the offering, including the aggregate number of securities being offered, the purchase price of the securities, the initial offering price of the securities, the names of any underwriters, dealers or agents, any discounts, commissions and other items constituting compensation from us and any discounts, commissions or concessions allowed or reallowed or paid to dealers.

Underwriters or agents could make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an at-the-market offering as defined in Rule 415 promulgated under the Securities Act, which includes sales made directly on or through the New York Stock Exchange, the existing trading market for our shares of common stock, or sales made to or through a market maker other than on an exchange.

We will bear costs relating to all of the securities being registered under this Registration Statement.

As a result of requirements of the Financial Industry Regulatory Authority, or FINRA, formerly the National Association of Securities Dealers, Inc., the maximum commission or discount to be received by any FINRA member or independent broker/dealer may not be greater than eight percent (8%) of the gross proceeds received by us for the sale of any securities being registered pursuant to Rule 415 under the Securities Act.

DESCRIPTION OF CAPITAL STOCK

 The following is a description of the material terms of our amended and restated articles of incorporation and bylaws.   We refer you to our amended and restated articles of incorporation and bylaws, copies of which have been filed as identified in the exhibit index to this registration statement and are incorporated by reference herein.

Purpose

Our purpose, as stated in our amended and restated articles of incorporation, is to engage in any lawful act or activity for which corporations may now or hereafter be organized under the Business Corporations Act of the Marshall Islands, or the BCA. Our amended and restated articles of incorporation and bylaws do not impose any limitations on the ownership rights of our stockholders.

Authorized Capitalization

Under our amended and restated articles of incorporation, as of the date of this prospectus, our authorized capital stock consists of 200,000,000 shares of common stock, par value $0.01 per share, of which 82,989,667 shares are issued and outstanding, and 25,000,000 shares of preferred stock, par value $0.01 per share, of which no shares are issued and outstanding. All of our shares of stock are in registered form.

Share History

In May 2009, we completed a secondary public offering in the United States of 6,000,000 shares of common stock at a price of $16.85 per share, from which we received $98.4 million of net proceeds.

In February 2010, 2011 and 2012, we granted an aggregate of 1,803,595 shares of restricted common stock to our executive management and non-executive directors pursuant to our 2005 Equity Incentive Plan, as amended, and to our 2011 Equity Incentive Plan.

In December 2011, we entered into an agreement with Goldman, Sachs & Co. (the "Broker") to repurchase our stock according to Rule 10b5-1(c)(l) and to the extent applicable to Rule 10b-18 under the Securities and Exchange Act of 1934. Under the terms of the agreement the Broker could purchase shares in the open market or through privately negotiated transactions for a commission of $0.03 per share of stock purchased. The agreement was terminated on February 29, 2012 and we repurchased a total of 251,455 shares for $1.9 million.

Common Stock

Each outstanding share of common stock entitles the holder to one vote on all matters submitted to a vote of stockholders. Subject to preferences that may be applicable to any outstanding shares of preferred stock, holders of shares of common stock are entitled to receive ratably all dividends, if any, declared by our board of directors out of funds legally available for dividends. Upon our dissolution or liquidation or the sale of all or substantially all of our assets, after payment in full of all amounts required to be paid to creditors and to the holders of preferred stock having liquidation preferences, if any, the holders of our common stock will be entitled to receive pro rata our remaining assets available for distribution. Holders of common stock do not have conversion, redemption or preemptive rights to subscribe to any of our securities. The rights, preferences and privileges of holders of common stock are subject to the rights of the holders of any shares of preferred stock which we may issue in the future.

Preferred Stock

The material terms of any series of preferred shares that we offer through a prospectus supplement will be described in that prospectus supplement.  Our board of directors is authorized to provide for the issuance of preferred shares in one or more series with designations as may be stated in the resolution or resolutions providing for the issue of such preferred shares.  At the time that any series of our preferred shares is authorized, our board of directors will fix the dividend rights, any conversion rights, any voting rights, redemption provisions, liquidation preferences and any other rights, preferences, privileges and restrictions of that series, as well as the number of shares constituting that series and their designation.  Our board of directors could, without shareholder approval, cause us to issue preferred stock which has voting, conversion and other rights that could adversely affect the holders of our common stock  or make it more difficult to effect a change in control.  Our preferred shares could be used to dilute the share ownership of persons seeking to obtain control of us and thereby hinder a possible takeover attempt which, if our shareholders were offered a premium over the market value of their shares, might be viewed as being beneficial to our shareholders. In addition, our preferred shares could be issued with voting, conversion and other rights and preferences which would adversely affect the voting power and other rights of holders of our common stock.

Preferred Stock Purchase Rights

Each share of our common stock includes one right, which we refer to as a right, that entitles the holder to purchase from us a unit consisting of one-thousandth of a share of our preferred stock at a purchase price of $100.00 per unit, subject to specified adjustments. The rights were issued pursuant to an amended and restated stockholders rights agreement dated October 15, 2005, between us and Computershare Trust Company, Inc., as rights agent. We subsequently appointed Mellon Investor Services LLC as successor rights agent and entered into a second amended and restated rights agreement with Mellon Investor Services LLC, dated October 7, 2008, which has since been assigned to Computershare Shareowner Services LLC. Until a right is exercised, the holder of a right will have no rights to vote or receive dividends or any other stockholder rights.

The rights may have anti-takeover effects. The rights will cause substantial dilution to any person or group that attempts to acquire us without the approval of our board of directors. As a result, the overall effect of the rights may be to render more difficult or discourage any attempt to acquire us. Because our board of directors can approve a redemption of the rights or a permitted offer, the rights should not interfere with a merger or other business combination approved by our board of directors. The adoption of the rights agreement was approved by our existing stockholders prior to our initial public offering.

We have summarized the material terms and conditions of the rights agreement and the rights below. For a complete description of the rights, we encourage you to read the rights agreement, which we have filed as an exhibit to the registration statement of which this prospectus is a part.

Detachment of the Rights

The rights are attached to all certificates representing our currently outstanding common stock and will attach to all common stock certificates we issue prior to the rights distribution date that we describe below. The rights are not exercisable until after the rights distribution date and will expire at the close of business on the tenth anniversary date of the adoption of the rights plan, unless we redeem or exchange them earlier as we describe below. The rights will separate from the common stock and a rights distribution date would occur, subject to specified exceptions, on the earlier of the following two dates:

●	the 10th day after public announcement that a person or group has acquired ownership of 15% or more of the Company's common stock; or

●
the 10th business day (or such later date as determined by the Company's board of directors) after a person or group announces a tender or exchange offer which would result in that person or group holding 15% or more of the Company's common stock.

Persons who are our stockholders on the effective date of the rights agreement are excluded from the definition of "acquiring person" until such time as they acquire an additional 20% of our outstanding common stock for purposes of the rights, and therefore until such time, their ownership cannot trigger the rights.  Specified "inadvertent" owners that would otherwise become an acquiring person, including those who would have this designation as a result of repurchases of common stock by us, will not become acquiring persons as a result of those transactions.

Our board of directors may defer the rights distribution date in some circumstances, and some inadvertent acquisitions will not result in a person becoming an acquiring person if the person promptly divests itself of a sufficient number of shares of common stock.

Until the rights distribution date:

●	our common stock certificates will evidence the rights, and the rights will be transferable only with those certificates; and

●	any new common stock will be issued with rights and new certificates will contain a notation incorporating the rights agreement by reference.

As soon as practicable after the rights distribution date, the rights agent will mail certificates representing the rights to holders of record of common stock at the close of business on that date. After the rights distribution date, only separate rights certificates will represent the rights.

We will not issue rights with any shares of common stock we issue after the rights distribution date, except as our board of directors may otherwise determine.

Flip-In Event

A "flip-in event" will occur under the rights agreement when a person becomes an acquiring person other than pursuant to certain kinds of permitted offers. An offer is permitted under the rights agreement if a person will become an acquiring person pursuant to a merger or other acquisition agreement that has been approved by our board of directors prior to that person becoming an acquiring person.

If a flip-in event occurs and we have not previously redeemed the rights as described under the heading "Redemption of Rights" below or, if the acquiring person acquires less than 50% of our outstanding common stock and we do not exchange the rights as described under the heading "Exchange of Rights" below, each right, other than any right that has become void, as we describe below, will become exercisable at the time it is no longer redeemable for the number of shares of common stock, or, in some cases, cash, property or other of our securities, having a current market price equal to two times the exercise price of such right.

When a flip-in event occurs, all rights that then are, or in some circumstances that were, beneficially owned by or transferred to an acquiring person or specified related parties will become void in the circumstances the rights agreement specifies.

Flip-Over Event

A "flip-over event" will occur under the rights agreement when, at any time after a person has become an acquiring person:

●	we are acquired in a merger or other business combination transaction, other than specified mergers that follow a permitted offer of the type we describe above; or

●	50% or more of our assets or earning power is sold or transferred.

If a flip-over event occurs, each holder of a right, other than any right that has become void as we describe under the heading "Flip-In Event" above, will have the right to receive the number of shares of common stock of the acquiring company which has a current market price equal to two times the exercise price of such right.

Antidilution

The number of outstanding rights associated with our common stock is subject to adjustment for any stock split, stock dividend or subdivision, combination or reclassification of our common stock occurring prior to the rights distribution date. With some exceptions, the rights agreement will not require us to adjust the exercise price of the rights until cumulative adjustments amount to at least 1% of the exercise price. It also will not require us to issue fractional shares of our preferred stock that are not integral multiples of one-thousandth of a share, and, instead we may make a cash adjustment based on the market price of the common stock on the last trading date prior to the date of exercise.

Redemption of Rights

At any time until the date on which the occurrence of a flip-in event is first publicly announced, we may order redemption of the rights in whole, but not in part, at a redemption price of $0.01 per right. The redemption price is subject to adjustment for any stock split, stock dividend or similar transaction occurring before the date of redemption. At our option, we may pay that redemption price in cash or shares of common stock. The rights are not exercisable after a flip-in event if they are timely redeemed by us or until ten days following the first public announcement of a flip-in event. If our board of directors timely orders the redemption of the rights, the rights will terminate on the effectiveness of that action.

Exchange of Rights

We may, at our option, exchange the rights (other than rights owned by an acquiring person or an affiliate or an associate of an acquiring person, which have become void), in whole or in part. The exchange will be at an exchange ratio of one share of common stock per right, subject to specified adjustments at any time after the occurrence of a flip-in event and prior to any person other than us or our existing stockholders becoming the beneficial owner of 50% or more of our outstanding common stock for the purposes of the rights agreement.

Amendment of Terms of Rights

During the time the rights are redeemable, we may amend any of the provisions of the rights agreement, other than by decreasing the redemption price. Once the rights cease to be redeemable, we generally may amend the provisions of the rights agreement, other than to decrease the redemption price, only as follows:

●	to cure any ambiguity, defect or inconsistency;

●	to make changes that do not materially adversely affect the interests of holders of rights, excluding the interests of any acquiring person; or

●
to shorten or lengthen any time period under the rights agreement, except that we cannot lengthen the time period governing redemption or lengthen any time period that protects, enhances or clarifies the benefits of holders of rights other than an acquiring person.

Other Matters

Directors

Our directors are elected by a majority of the votes cast by stockholders entitled to vote. There is no provision for cumulative voting.

Our board of directors must consist of at least one member. Stockholders may change the number of directors only by the affirmative vote of holders of a majority of the outstanding common stock. The board of directors may change the number of directors only by a majority vote of the entire board. Our board of directors is divided into three classes, with each class serving staggered, three-year terms. Each director shall be elected to serve until the next annual meeting of stockholders, at which the term expires for the relevant class, and until his successor shall have been duly elected and qualified, except in the event of his death, resignation, removal, or the earlier termination of his term of office. Our board of directors has the authority to fix the amounts which shall be payable to the members of the board of directors for attendance at any meeting or for services rendered to us.

Stockholder Meetings

Under our bylaws, annual stockholder meetings will be held at a time and place selected by our board of directors. The meetings may be held in or outside of the Marshall Islands. Special meetings may be called by stockholders holding not less than one-fifth of all the outstanding shares entitled to vote at such meeting. Our board of directors may set a record date between 15 and 60 days before the date of any meeting to determine the stockholders that will be eligible to receive notice and vote at the meeting.

Dissenters' Rights of Appraisal and Payment

Under the BCA, our shareholders have the right to dissent from various corporate actions, including any merger or consolidation or sale of all or substantially all of our assets not made in the usual course of our business, and receive payment of the fair value of their shares. However, the right of a dissenting shareholder to receive payment of the appraised fair value of his shares is not available under the BCA for the shares of any class or series of stock, which shares or depository receipts in respect thereof, at the record date fixed to determine the shareholders entitled to receive notice of and to vote at the meeting of the shareholders to act upon the agreement of merger or consolidation, were either (i) listed on a securities exchange or admitted for trading on an interdealer quotation system or (ii) held of record by more than 2,000 holders. In the event of any further amendment of our amended and restated articles of incorporation, a shareholder also has the right to dissent and receive payment for the shareholder's shares if the amendment alters certain rights in respect of those shares. The dissenting shareholder must follow the procedures set forth in the BCA to receive payment. In the event that we and any dissenting shareholder fail to agree on a price for the shares, the BCA procedures involve, among other things, the institution of proceedings in any appropriate court in any jurisdiction in which our shares are primarily traded on a local or national securities exchange.

Stockholders' Derivative Actions

Under the BCA, any of our stockholders may bring an action in our name to procure a judgment in our favor, also known as a derivative action, provided that the stockholder bringing the action is a holder of common stock both at the time the derivative action is commenced and at the time of the transaction to which the action relates.

Limitations on Liability and Indemnification of Officers and Directors

The BCA authorizes corporations to limit or eliminate the personal liability of directors and officers to corporations and their stockholders for monetary damages for breaches of directors' fiduciary duties. Our bylaws include a provision that eliminates the personal liability of directors for monetary damages for actions taken as a director to the fullest extent permitted by law.

Our bylaws provide that we must indemnify our directors and officers to the fullest extent authorized by law. We are also expressly authorized to advance certain expenses (including attorneys fees and disbursements and court costs) to our directors and officers and carry directors' and officers' insurance providing indemnification for our directors, officers and certain employees for some liabilities. We believe that these indemnification provisions and insurance are useful to attract and retain qualified directors and executive offices.

The limitation of liability and indemnification provisions in our amended and restated articles of incorporation and bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. In addition, your investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

There is currently no pending material litigation or proceeding involving any of our directors, officers or employees for which indemnification is sought.

Anti-takeover Effect of Certain Provisions of our Amended and Restated Articles of Incorporation and Bylaws

Several provisions of our amended and restated articles of incorporation and bylaws, which are summarized below, may have anti-takeover effects. These provisions are intended to avoid costly takeover battles, lessen our vulnerability to a hostile change of control and enhance the ability of our board of directors to maximize stockholder value in connection with any unsolicited offer to acquire us. However, these anti-takeover provisions, which are summarized below, could also discourage, delay or prevent (1) the merger or acquisition of our company by means of a tender offer, a proxy contest or otherwise that a stockholder may consider in its best interest and (2) the removal of incumbent officers and directors.

Business Combinations

Our amended and restated articles of incorporation generally prohibit us from entering into a business combination with an "interested shareholder" for a period of three years following the date on which the person became an interested shareholder.  Interested shareholder is defined, with certain exceptions, as a person who (i) owns more than 15% of our outstanding voting stock, or (ii) is an affiliate or associate of the Company that owned more than 15% of our outstanding stock at any time in the prior three years from the date the determination is being made as to whether he or she is an interested shareholder.

This prohibition does not apply in certain circumstances such as if (i) prior to the person becoming an interested shareholder, our board of directors approved the business combination or the transaction which resulted in the person becoming an interested shareholder, or (ii) the person became an interested shareholder prior to the Company's initial public offering.

Blank Check Preferred Stock

Under the terms of our amended and restated articles of incorporation, our board of directors has authority, without any further vote or action by our stockholders, to issue up to 25,000,000 shares of blank check preferred stock. Our board of directors may issue shares of preferred stock on terms calculated to discourage, delay or prevent a change of control of our company or the removal of our management.

Classified Board of Directors

Our amended and restated articles of incorporation provide for the division of our board of directors into three classes of directors, with each class as nearly equal in number as possible, serving staggered, three year terms. Approximately one-third of our board of directors will be elected each year. This classified board provision could discourage a third party from making a tender offer for our shares or attempting to obtain control of us. It could also delay stockholders who do not agree with the policies of our board of directors from removing a majority of our board of directors for two years.

Election and Removal of Directors

Our amended and restated articles of incorporation prohibit cumulative voting in the election of directors. Our bylaws require parties other than the board of directors to give advance written notice of nominations for the election of directors. Our articles of incorporation also provide that our directors may be removed only for cause and only upon the affirmative vote of a majority of the outstanding shares of our capital stock entitled to vote for those directors. These provisions may discourage, delay or prevent the removal of incumbent officers and directors.

Limited Actions by Stockholders

Our amended and restated articles of incorporation and our bylaws provide that any action required or permitted to be taken by our stockholders must be effected at an annual or special meeting of stockholders or by the unanimous written consent of our stockholders. Our amended and restated articles of incorporation and our bylaws provide that, subject to certain exceptions, our Chairman, Chief Executive Officer, or Secretary at the direction of the board of directors or holders of not less than one-fifth of all outstanding shares may call special meetings of our stockholders and the business transacted at the special meeting is limited to the purposes stated in the notice. Accordingly, a stockholder may be prevented from calling a special meeting for stockholder consideration of a proposal over the opposition of our board of directors and stockholder consideration of a proposal may be delayed until the next annual meeting.

Stockholders Rights Agreement

Our Stockholders Rights Agreement may have anti-takeover effects. The rights exercisable under the Stockholders Rights Agreement will cause substantial dilution to any person or group that attempts to acquire us without the approval of our board of directors.  Please see "Preferred Stock Purchase Rights."

Advance Notice Requirements for Stockholder Proposals and Director Nominations

Our bylaws provide that stockholders seeking to nominate candidates for election as directors or to bring business before an annual meeting of stockholders must provide timely notice of their proposal in writing to the corporate secretary. Generally, to be timely, a stockholder's notice must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the date on which we first mailed our proxy materials for the preceding year's annual meeting. Our bylaws also specify requirements as to the form and content of a stockholder's notice. These provisions may impede stockholders' ability to bring matters before an annual meeting of stockholders or make nominations for directors at an annual meeting of stockholders.

Transfer Agent

The registrar and transfer agent for our common stock is Computershare Shareowner Services LLC.

Listing

Shares of our common stock are listed on the New York Stock Exchange under the symbol "DSX."

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities from time to time in one or more series, under one or more indentures, each dated as of a date on or prior to the issuance of the debt securities to which it relates.  We may issue senior debt securities and subordinated debt securities pursuant to separate indentures, a senior indenture and a subordinated indenture, respectively, in each case between us and the trustee named in the indenture.  These indentures will be filed either as exhibits to an amendment to this Registration Statement, or as an exhibit to a Securities Exchange Act of 1934, or Exchange Act, report that will be incorporated by reference to the Registration Statement or a prospectus supplement.  We will refer to any or all of these reports as "subsequent filings."  The senior indenture and the subordinated indenture, as amended or supplemented from time to time, are sometimes referred to individually as an "indenture" and collectively as the "indentures."  Each indenture will be subject to and governed by the Trust Indenture Act.  The aggregate principal amount of debt securities which may be issued under each indenture will be unlimited and each indenture will contain the specific terms of any series of debt securities or provide that those terms must be set forth in or determined pursuant to, an authorizing resolution, as defined in the applicable prospectus supplement, and/or a supplemental indenture, if any, relating to such series.

Certain of our subsidiaries may guarantee the debt securities we offer.  Those guarantees may or may not be secured by liens, mortgages, and security interests in the assets of those subsidiaries.  The terms and conditions of any such subsidiary guarantees, and a description of any such liens, mortgages or security interests, will be set forth in the prospectus supplement that will accompany this prospectus.

The following description of the terms of the debt securities sets forth certain general terms and provisions.  The statements below are not complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the applicable indenture. The specific terms of any debt securities that we may offer, including any modifications of, or additions to, the general terms described below as well as any applicable material U.S. federal income tax considerations concerning the ownership of such debt securities will be described in the applicable prospectus supplement or supplemental indenture.  Accordingly, for a complete description of the terms of a particular issue of debt securities, the general description of the debt securities set forth below should be read in conjunction with the applicable prospectus supplement and indenture, as amended or supplemented from time to time.

General

Neither indenture limits the amount of debt securities which may be issued, and each indenture provides that debt securities may be issued up to the aggregate principal amount from time to time.  The debt securities may be issued in one or more series.  The senior debt securities will be unsecured and will rank in parity with all of our other unsecured and unsubordinated indebtedness.  Each series of subordinated debt securities will be unsecured and subordinated to all present and future senior indebtedness of debt securities will be described in an accompanying prospectus supplement.

You should read the subsequent filings relating to the particular series of debt securities for the following terms of the offered debt securities:

●	the designation, aggregate principal amount and authorized denominations;

●	the issue price, expressed as a percentage of the aggregate principal amount;

●	the maturity date;

●	the interest rate per annum, if any;

●
if the offered debt securities provide for interest payments, the date from which interest will accrue, the dates on which interest will be payable, the date on which payment of interest will commence and the regular record dates for interest payment dates;

●	any optional or mandatory sinking fund provisions or conversion or exchangeability provisions;

●
the date, if any, after which and the price or prices at which the offered debt securities may be optionally redeemed or must be mandatorily redeemed and any other terms and provisions of optional or mandatory redemptions;

●	if other than denominations of $1,000 and any integral multiple thereof, the denominations in which offered debt securities of the series will be issuable;

●	if other than the full principal amount, the portion of the principal amount of offered debt securities of the series which will be payable upon acceleration or provable in bankruptcy;

●	any events of default not set forth in this prospectus;

●	the currency or currencies, including composite currencies, in which principal, premium and interest will be payable, if other than the currency of the United States of America;

●
if principal, premium or interest is payable, at our election or at the election of any holder, in a currency other than that in which the offered debt securities of the series are stated to be payable, the period or periods within which, and the terms and conditions upon which, the election may be made;

●	whether interest will be payable in cash or additional securities at our or the holder's option and the terms and conditions upon which the election may be made;

●
if denominated in a currency or currencies other than the currency of the United States of America, the equivalent price in the currency of the United States of America for purposes of determining the voting rights of holders of those debt securities under the applicable indenture;

●
if the amount of payments of principal, premium or interest may be determined with reference to an index, formula or other method based on a coin or currency other than that in which the offered debt securities of the series are stated to be payable, the manner in which the amounts will be determined;

●	any restrictive covenants or other material terms relating to the offered debt securities, which may not be inconsistent with the applicable indenture;

●	whether the offered debt securities will be issued in the form of global securities or certificates in registered form;

●	any terms with respect to subordination;

●	any listing on any securities exchange or quotation system;

●	additional provisions, if any, related to defeasance and discharge of the offered debt securities; and

●	the applicability of any guarantees.

Unless otherwise indicated in subsequent filings with the Commission relating to the indenture, principal, premium and interest will be payable and the debt securities will be transferable at the corporate trust office of the applicable trustee.  Unless other arrangements are made or set forth in subsequent filings or a supplemental indenture, principal, premium and interest will be paid by checks mailed to the holders at their registered addresses.

Unless otherwise indicated in subsequent filings with the Commission, the debt securities will be issued only in fully registered form without coupons, in denominations of $1,000 or any integral multiple thereof.  No service charge will be made for any transfer or exchange of the debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with these debt securities.

Some or all of the debt securities may be issued as discounted debt securities, bearing no interest or interest at a rate which at the time of issuance is below market rates, to be sold at a substantial discount below the stated principal amount.  United States federal income consequences and other special considerations applicable to any discounted securities will be described in subsequent filings with the Commission relating to those securities.

We refer you to applicable subsequent filings with respect to any deletions or additions or modifications from the description contained in this prospectus.

Senior Debt

We may issue senior debt securities under a senior debt indenture.  These senior debt securities would rank on an equal basis with all our other unsecured debt except subordinated debt.

Subordinated Debt

We may issue subordinated debt securities under a subordinated debt indenture.  Subordinated debt would rank subordinate and junior in right of payment, to the extent set forth in the subordinated debt indenture, to all our senior debt (both secured and unsecured).

In general, the holders of all senior debt are first entitled to receive payment of the full amount unpaid on senior debt before the holders of any of the subordinated debt securities are entitled to receive a payment on account of the principal or interest on the indebtedness evidenced by the subordinated debt securities in certain events.

If we default in the payment of any principal of, or premium, if any, or interest on any senior debt when it becomes due and payable after any applicable grace period, then, unless and until the default is cured or waived or ceases to exist, we cannot make a payment on account of or redeem or otherwise acquire the subordinated debt securities.

If there is any insolvency, bankruptcy, liquidation or other similar proceeding relating to us or our property, then all senior debt must be paid in full before any payment may be made to any holders of subordinated debt securities.

Furthermore, if we default in the payment of the principal of and accrued interest on any subordinated debt securities that is declared due and payable upon an event of default under the subordinated debt indenture, holders of all our senior debt will first be entitled to receive payment in full in cash before holders of such subordinated debt can receive any payments.

Senior debt means:

●
the principal, premium, if any, interest and any other amounts owing in respect of our indebtedness for money borrowed and indebtedness evidenced by securities, notes, debentures, bonds or other similar instruments issued by us, including the senior debt securities or letters of credit;

●	all capitalized lease obligations;

●	all hedging obligations;

●	all obligations representing the deferred purchase price of property; and

●	all deferrals, renewals, extensions and refundings of obligations of the type referred to above;

but senior debt does not include:

●	subordinated debt securities; and

●	any indebtedness that by its terms is subordinated to, or ranks on an equal basis with, our subordinated debt securities.

Covenants

Any series of offered debt securities may have covenants in addition to or differing from those included in the applicable indenture which will be described in subsequent filings prepared in connection with the offering of such securities, limiting or restricting, among other things:

●	the ability of us or our subsidiaries to incur either secured or unsecured debt, or both;

●	the ability to make certain payments, dividends, redemptions or repurchases;

●	our ability to create dividend and other payment restrictions affecting our subsidiaries;

●	our ability to make investments;

●	mergers and consolidations by us or our subsidiaries;

●	sales of assets by us;

●	our ability to enter into transactions with affiliates;

●	our ability to incur liens; and

●	sale and leaseback transactions.

Modification of the Indentures

Each indenture and the rights of the respective holders may be modified by us only with the consent of holders of not less than a majority in aggregate principal amount of the outstanding debt securities of all series under the respective indenture affected by the modification, taken together as a class.  But no modification that:

(1)           changes the amount of securities whose holders must consent to an amendment, supplement or waiver;

(2)           reduces the rate of or changes the interest payment time on any security or alters its redemption provisions (other than any alteration to any such section which would not materially adversely affect the legal rights of any holder under the indenture) or the price at which we are required to offer to purchase the securities;

(3)           reduces the principal or changes the maturity of any security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation;

(4)           waives a default or event of default in the payment of the principal of or interest, if any, on any security (except a rescission of acceleration of the securities of any series by the holders of at least a majority in principal amount of the outstanding securities of that series and a waiver of the payment default that resulted from such acceleration);

(5)           makes the principal of or interest, if any, on any security payable in any currency other than that stated in the security;

(6)           makes any change with respect to holders' rights to receive principal and interest, the terms pursuant to which defaults can be waived, certain modifications affecting shareholders or certain currency-related issues; or

(7)           waives a redemption payment with respect to any security or change any of the provisions with respect to the redemption of any securities;

will be effective against any holder without his consent.  Other terms as specified in subsequent filings may be modified without the consent of the holders.

Events of Default

Each indenture defines an event of default for the debt securities of any series as being any one of the following events:

●	default in any payment of interest when due which continues for 30 days;

●	default in any payment of principal or premium when due;

●	default in the deposit of any sinking fund payment when due;

●	default in the performance of any covenant in the debt securities or the applicable indenture which continues for 60 days after we receive notice of the default;

●
default under a bond, debenture, note or other evidence of indebtedness for borrowed money by us or our subsidiaries (to the extent we are directly responsible or liable therefor) having a principal amount in excess of a minimum amount set forth in the applicable subsequent filing, whether such indebtedness now exists or is hereafter created, which default shall have resulted in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such acceleration having been rescinded or annulled or cured within 30 days after we receive notice of the default; and

●	events of bankruptcy, insolvency or reorganization.

An event of default of one series of debt securities does not necessarily constitute an event of default with respect to any other series of debt securities.

There may be such other or different events of default as described in an applicable subsequent filing with respect to any class or series of offered debt securities.

In case an event of default occurs and continues for the debt securities of any series, the applicable trustee or the holders of not less than 25% in aggregate principal amount of the debt securities then outstanding of that series may declare the principal and accrued but unpaid interest of the debt securities of that series to be due and payable.  Any event of default for the debt securities of any series which has been cured may be waived by the holders of a majority in aggregate principal amount of the debt securities of that series then outstanding.

Each indenture requires us to file annually after debt securities are issued under that indenture with the applicable trustee a written statement signed by two of our officers as to the absence of material defaults under the terms of that indenture.  Each indenture provides that the applicable trustee may withhold notice to the holders of any default if it considers it in the interest of the holders to do so, except notice of a default in payment of principal, premium or interest.

Subject to the duties of the trustee in case an event of default occurs and continues, each indenture provides that the trustee is under no obligation to exercise any of its rights or powers under that indenture at the request, order or direction of holders unless the holders have offered to the trustee reasonable indemnity.  Subject to these provisions for indemnification and the rights of the trustee, each indenture provides that the holders of a majority in principal amount of the debt securities of any series then outstanding have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee as long as the exercise of that right does not conflict with any law or the indenture.

Defeasance and Discharge

The terms of each indenture provide us with the option to be discharged from any and all obligations in respect of the debt securities issued thereunder upon the deposit with the trustee, in trust, of money or U.S. government obligations, or both, which through the payment of interest and principal in accordance with their terms will provide money in an amount sufficient to pay any installment of principal, premium and interest on, and any mandatory sinking fund payments in respect of, the debt securities on the stated maturity of the payments in accordance with the terms of the debt securities and the indenture governing the debt securities.  This right may only be exercised if, among other things, we have received from, or there has been published by, the United States Internal Revenue Service a ruling to the effect that such a discharge will not be deemed, or result in, a taxable event with respect to holders.  This discharge would not apply to our obligations to register the transfer or exchange of debt securities, to replace stolen, lost or mutilated debt securities, to maintain paying agencies and hold moneys for payment in trust.

Defeasance of Certain Covenants

The terms of the debt securities provide us with the right to omit complying with specified covenants and that specified events of default described in a subsequent filing will not apply. In order to exercise this right, we will be required to deposit with the trustee money or U.S. government obligations, or both, which through the payment of interest and principal will provide money in an amount sufficient to pay principal, premium, if any, and interest on, and any mandatory sinking fund payments in respect of, the debt securities on the stated maturity of such payments in accordance with the terms of the debt securities and the indenture governing such debt securities. We will also be required to deliver to the trustee an opinion of counsel to the effect that we have received from, or there has been published by, the IRS a ruling to the effect that the deposit and related covenant defeasance will not cause the holders of such series to recognize income, gain or loss for federal income tax purposes.

A subsequent filing may further describe the provisions, if any, of any particular series of offered debt securities permitting a discharge defeasance.

Subsidiary Guarantees

Certain of our subsidiaries may guarantee the debt securities we offer.  In that case, the terms and conditions of the subsidiary guarantees will be set forth in the applicable prospectus supplement.  Unless we indicate differently in the applicable prospectus supplement, if any of our subsidiaries guarantee any of our debt securities that are subordinated to any of our senior indebtedness, then the subsidiary guarantees will be subordinated to the senior indebtedness of such subsidiary to the same extent as our debt securities are subordinated to our senior indebtedness.

Global Securities

The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depository identified in an applicable subsequent filing and registered in the name of the depository or a nominee for the depository.  In such a case, one or more global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of outstanding debt securities of the series to be represented by the global security or securities.  Unless and until it is exchanged in whole or in part for debt securities in definitive certificated form, a global security may not be transferred except as a whole by the depository for the global security to a nominee of the depository or by a nominee of the depository to the depository or another nominee of the depository or by the depository or any nominee to a successor depository for that series or a nominee of the successor depository and except in the circumstances described in an applicable subsequent filing.

We expect that the following provisions will apply to depository arrangements for any portion of a series of debt securities to be represented by a global security.  Any additional or different terms of the depository arrangement will be described in an applicable subsequent filing.

Upon the issuance of any global security, and the deposit of that global security with or on behalf of the depository for the global security, the depository will credit, on its book-entry registration and transfer system, the principal amounts of the debt securities represented by that global security to the accounts of institutions that have accounts with the depository or its nominee. The accounts to be credited will be designated by the underwriters or agents engaging in the distribution of the debt securities or by us, if the debt securities are offered and sold directly by us. Ownership of beneficial interests in a global security will be limited to participating institutions or persons that may hold interest through such participating institutions.  Ownership of beneficial interests by participating institutions in the global security will be shown on, and the transfer of the beneficial interests will be effected only through, records maintained by the depository for the global security or by its nominee.  Ownership of beneficial interests in the global security by persons that hold through participating institutions will be shown on, and the transfer of the beneficial interests within the participating institutions will be effected only through, records maintained by those participating institutions. The laws of some jurisdictions may require that purchasers of securities take physical delivery of the securities in certificated form.  The foregoing limitations and such laws may impair the ability to transfer beneficial interests in the global securities.

So long as the depository for a global security, or its nominee, is the registered owner of that global security, the depository or its nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the global security for all purposes under the applicable indenture.  Unless otherwise specified in an applicable subsequent filing and except as specified below, owners of beneficial interests in the global security will not be entitled to have debt securities of the series represented by the global security registered in their names, will not receive or be entitled to receive physical delivery of debt securities of the series in certificated form and will not be considered the holders thereof for any purposes under the indenture. Accordingly, each person owning a beneficial interest in the global security must rely on the procedures of the depository and, if such person is not a participating institution, on the procedures of the participating institution through which the person owns its interest, to exercise any rights of a holder under the indenture.

The depository may grant proxies and otherwise authorize participating institutions to give or take any request, demand, authorization, direction, notice, consent, waiver or other action which a holder is entitled to give or take under the applicable indenture. We understand that, under existing industry practices, if we request any action of holders or any owner of a beneficial interest in the global security desires to give any notice or take any action a holder is entitled to give or take under the applicable indenture, the depository would authorize the participating institutions to give the notice or take the action, and participating institutions would authorize beneficial owners owning through such participating institutions to give the notice or take the action or would otherwise act upon the instructions of beneficial owners owning through them.

Unless otherwise specified in applicable subsequent filings, payments of principal, premium and interest on debt securities represented by a global security registered in the name of a depository or its nominee will be made by us to the depository or its nominee, as the case may be, as the registered owner of the global security.

We expect that the depository for any debt securities represented by a global security, upon receipt of any payment of principal, premium or interest, will credit participating institutions' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the records of the depository.  We also expect that payments by participating institutions to owners of beneficial interests in the global security held through those participating institutions will be governed by standing instructions and customary practices, as is now the case with the securities held for the accounts of customers registered in street names, and will be the responsibility of those participating institutions. None of us, the trustees or any agent of ours or the trustees will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in a global security, or for maintaining, supervising or reviewing any records relating to those beneficial interests.

Unless otherwise specified in the applicable subsequent filings, a global security of any series will be exchangeable for certificated debt securities of the same series only if:

●
the depository for such global securities notifies us that it is unwilling or unable to continue as depository or such depository ceases to be a clearing agency registered under the Exchange Act and, in either case, a successor depository is not appointed by us within 90 days after we receive the notice or become aware of the ineligibility;

●	we in our sole discretion determine that the global securities shall be exchangeable for certificated debt securities; or

●	there shall have occurred and be continuing an event of default under the applicable indenture with respect to the debt securities of that series.

Upon any exchange, owners of beneficial interests in the global security or securities will be entitled to physical delivery of individual debt securities in certificated form of like tenor and terms equal in principal amount to their beneficial interests, and to have the debt securities in certificated form registered in the names of the beneficial owners, which names are expected to be provided by the depository's relevant participating institutions to the applicable trustee.

In the event that the Depository Trust Company, or DTC, acts as depository for the global securities of any series, the global securities will be issued as fully registered securities registered in the name of Cede & Co., DTC's partnership nominee.

DTC is a member of the U.S. Federal Reserve System, a limited-purpose trust company under New York State banking law and a registered clearing agency with the U.S Securities and Exchange Commission. Established in 1973, DTC was created to reduce costs and provide clearing and settlement efficiencies by immobilizing securities and making "book-entry" changes to ownership of the securities. DTC provides securities movements for the net settlements of the National Securities Clearing Corporation, or NSCC, and settlement for institutional trades (which typically involve money and securities transfers between custodian banks and broker/dealers), as well as money market instruments.

DTC is a subsidiary of The Depository Trust & Clearing Company, or DTCC. DTCC is a holding company established in 1999 to combine DTC and NSCC. DTCC, through its subsidiaries, provides clearing, settlement and information services for equities, corporate and municipal bonds, government and mortgage backed securities, money market instruments and over the-counter derivatives. In addition, DTCC is a leading processor of mutual funds and insurance transactions, linking funds and carriers with their distribution networks. DTCC's customer base extends to thousands of companies within the global financial services industry. DTCC serves brokers, dealers, institutional investors, banks, trust companies, mutual fund companies, insurance carriers, hedge funds and other financial intermediaries – either directly or through correspondent relationships.

DTCC is industry-owned by its customers who are members of the financial community, such as banks, broker/dealers, mutual funds and other financial institutions. DTCC operates on an at-cost basis, returning excess revenue from transaction fees to its member firms. All services provided by DTC are regulated by the U.S. Securities and Exchange Commission.

The 2012 DTCC Board of Directors is composed of 19 directors serving one-year terms. Thirteen directors are representatives of clearing agency participants, including international broker/dealers, custodian and clearing banks, and investment institutions; of these, two directors are designated by DTCC's preferred shareholders, which are NYSE Euronext and FINRA. Three directors are from non-participants. The remaining three are the chairman and chief executive officer, president, and chief operating officer of DTCC. All of the Board members except those designated by the preferred shareholders are elected annually.

To facilitate subsequent transfers, the debt securities may be registered in the name of DTC's nominee, Cede & Co.  The deposit of the debt securities with DTC and their registration in the name of Cede & Co. will effect no change in beneficial ownership.  DTC has no knowledge of the actual beneficial owners of the debt securities.  DTC's records reflect only the identity of the direct participating institutions to whose accounts debt securities are credited, which may or may not be the beneficial owners.  The participating institutions remain responsible for keeping account of their holdings on behalf of their customers.

Delivery of notices and other communications by DTC to direct participating institutions, by direct participating institutions to indirect participating institutions, and by direct participating institutions and indirect participating institutions to beneficial owners of debt securities are governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect.

Neither DTC nor Cede & Co. consents or votes with respect to the debt securities.  Under its usual procedures, DTC mails a proxy to the issuer as soon as possible after the record date.  The proxy assigns Cede & Co.'s consenting or voting rights to those direct participating institution to whose accounts the debt securities are credited on the record date.

If applicable, redemption notices shall be sent to Cede & Co.  If less than all of the debt securities of a series represented by global securities are being redeemed, DTC's practice is to determine by lot the amount of the interest of each direct participating institutions in that issue to be redeemed.

To the extent that any debt securities provide for repayment or repurchase at the option of the holders thereof, a beneficial owner shall give notice of any option to elect to have its interest in the global security repaid by us, through its participating institution, to the applicable trustee, and shall effect delivery of the interest in a global security by causing the direct participating institution to transfer the direct participating institution's interest in the global security or securities representing the interest, on DTC's records, to the applicable trustee. The requirement for physical delivery of debt securities in connection with a demand for repayment or repurchase will be deemed satisfied when the ownership rights in the global security or securities representing the debt securities are transferred by direct participating institutions on DTC's records.

DTC may discontinue providing its services as securities depository for the debt securities at any time.  Under such circumstances, in the event that a successor securities depository is not appointed, debt security certificates are required to be printed and delivered as described above.

We may decide to discontinue use of the system of book-entry transfers through the securities depository.  In that event, debt security certificates will be printed and delivered as described above.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase our debt or equity securities or securities of third parties or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.

The applicable prospectus supplement will describe the following terms of any warrants in respect of which this prospectus is being delivered:

●	the title of such warrants;

●	the aggregate number of such warrants;

●	the price or prices at which such warrants will be issued;

●	the currency or currencies, in which the price of such warrants will be payable;

●
the securities or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing, purchasable upon exercise of such warrants;

●	the price at which and the currency or currencies, in which the securities or other rights purchasable upon exercise of such warrants may be purchased;

●	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

●	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

●	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

●	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

●	information with respect to book-entry procedures, if any;

●	if applicable, a discussion of any material U.S. federal income tax considerations; and

●	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

DESCRIPTION OF PURCHASE CONTRACTS

We may issue purchase contracts for the purchase or sale of:

●
debt or equity securities issued by us or securities of third parties, a basket of such securities, an index or indices of such securities or any combination of the above as specified in the applicable prospectus supplement; or

●	currencies.

Each purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase, on specified dates, such securities or currencies at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement. We may, however, satisfy our obligations, if any, with respect to any purchase contract by delivering the cash value of such purchase contract or the cash value of the property otherwise deliverable or, in the case of purchase contracts on underlying currencies, by delivering the underlying currencies, as set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities or currencies and any acceleration, cancellation or termination provisions, provisions relating to U.S. federal income tax considerations, if any, or other provisions relating to the settlement of a purchase contract.

The purchase contracts may require us to make periodic payments to the holders thereof or vice versa, which payments may be deferred to the extent set forth in the applicable prospectus supplement, and those payments may be unsecured or pre-funded on some basis. The purchase contracts may require the holders thereof to secure their obligations in a specified manner to be described in the applicable prospectus supplement. Alternatively, purchase contracts may require holders to satisfy their obligations thereunder when the purchase contracts are issued. Our obligation to settle such pre-paid purchase contracts on the relevant settlement date may constitute indebtedness. Accordingly, pre-paid purchase contracts will be issued under either the senior indenture or the subordinated indenture.

DESCRIPTION OF RIGHTS

We may issue rights to purchase our equity securities. These rights may be issued independently or together with any other security offered by this prospectus and may or may not be transferable by the stockholder receiving the rights in the rights offering. In connection with any rights offering, we may enter into a standby underwriting agreement with one or more underwriters pursuant to which the underwriter will purchase any securities that remain unsubscribed for upon completion of the rights offering.

The applicable prospectus supplement relating to any rights will describe the terms of the offered rights, including, where applicable, the following:

●	the exercise price for the rights;

●	the number of rights issued to each stockholder;

●	the extent to which the rights are transferable;

●	any other terms of the rights, including terms, procedures and limitations relating to the exchange and exercise of the rights;

●	the date on which the right to exercise the rights will commence and the date on which the right will expire;

●	the amount of rights outstanding;

●	the extent to which the rights include an over-subscription privilege with respect to unsubscribed securities; and

●	the material terms of any standby underwriting arrangement entered into by us in connection with the rights offering.

The description in the applicable prospectus supplement of any rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable rights certificate or rights agreement, which will be filed with the SEC if we offer rights. For more information on how you can obtain copies of any rights certificate or rights agreement if we offer rights, see "Where You Can Find Additional Information" of this prospectus. We urge you to read the applicable rights certificate, the applicable rights agreement and any applicable prospectus supplement in their entirety.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of one or more rights, purchase contracts, warrants, debt securities, preferred shares, common shares or any combination of such securities.  The applicable prospectus supplement will describe:

●
the terms of the units and of the rights, purchase contracts, warrants, debt securities, preferred shares and common shares comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

●	a description of the terms of any unit agreement governing the units;

●	if applicable, a discussion of any material U.S. federal income tax considerations; and

●	a description of the provisions for the payment, settlement, transfer or exchange of the units.

EXPENSES
The following are the estimated expenses of the issuance and distribution of the securities being registered under the Registration Statement of which this prospectus forms a part, all of which will be paid by us.

Commission registration fee	$ 57,300
Blue sky fees and expenses	$________*
Printing and engraving expenses	$________*
Legal fees and expenses	$________*
Accounting fees and expenses	$________*
Indenture trustee fees and experts	$________*
FINRA fee	$ 50,500
NYSE listing fee	$________*
Transfer agent and registrar	$________*
Miscellaneous	$________*
---------------

Total	$________*
=========

*	To be provided by a prospectus supplement or as an exhibit to a Report on Form 6-K that is incorporated by reference into this prospectus.

LEGAL MATTERS

The validity of the securities offered by this prospectus with respect to Marshall Islands law and certain other legal matters relating to United States and Marshall Islands law will be passed upon for us by Seward & Kissel LLP, New York, New York.

EXPERTS

The consolidated financial statements of Diana Shipping Inc. appearing in Diana Shipping Inc.'s Annual Report (Form 20-F) for the year ended December 31, 2011 and the effectiveness of internal control over financial reporting of Diana Shipping Inc. as of December 31, 2011, have been audited by Ernst & Young (Hellas) Certified Auditors Accountants S.A., independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

As required by the Securities Act of 1933, we filed a registration statement relating to the securities offered by this prospectus with the Commission.  This prospectus is a part of that registration statement, which includes additional information.

Government Filings

We file annual and special reports within the Commission.  You may read and copy any document that we file at the public reference room maintained by the Commission at 100 F Street, N.E., Washington, D.C. 20549.  You may obtain information on the operation of the public reference room by calling 1 (800) SEC-0330, and you may obtain copies at prescribed rates from the Public Reference Section of the Commission at its principal office in Washington, D.C. 20549.  The Commission maintains a website (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission.  In addition, you can obtain information about us at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.  You may also learn about our Company by visiting our website at http://www.dianashippinginc.com. The information on our website is not a part of this prospectus.

Information Incorporated by Reference

The Commission allows us to "incorporate by reference" information that we file with it.  This means that we can disclose important information to you by referring you to those filed documents.  The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the Commission prior to the termination of this offering will also be considered to be part of this prospectus and will automatically update and supersede previously filed information, including information contained in this document.

We incorporate by reference the following documents and any future filings made with the Commission under Section 13(a), 13(c) or 15(d) of the Securities Exchange Act of 1934:

●	our Report of Foreign Private Issuer on Form 6-K, which was furnished to the Commission on May 17, 2012, announcing the date of our 2012 Annual Meeting of Shareholders;
●
our annual report on Form 20-F for the year ended December 31, 2011, filed with the Commission on April 20, 2012, which contains audited consolidated financial statements for the most recent fiscal year for which those statements have been filed; and

●
our Form 8-A12B, filed with the SEC on March 15, 2005, registering our common shares, par value $0.01 per share, and our preferred stock purchase rights under Section 12(b) of the Exchange Act, and any amendment filed thereto.

We are also incorporating by reference all subsequent Annual Reports on Form 20-F that we file with the Commission and certain Reports on Form 6-K or other filings that we furnish to the Commission after the date of this prospectus (if they state that they are incorporated by reference into this prospectus) until we file a post-effective amendment indicating that the offering of the securities made by this prospectus has been terminated.  In all cases, you should rely on the later information over different information included in this prospectus or the prospectus supplement.

You should rely only on the information contained or incorporated by reference in this prospectus and any accompanying prospectus supplement.  We have not, and any underwriters have not, authorized any other person to provide you with different information.  If anyone provides you with different or inconsistent information, you should not rely on it.  We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.  You should assume that the information appearing in this prospectus and any accompanying prospectus supplement as well as the information we previously filed with the Commission and incorporated by reference, is accurate as of the dates on the front cover of those documents only.  Our business, financial condition and results of operations and prospects may have changed since those dates.

You may request a free copy of the above mentioned filings or any subsequent filing we incorporated by reference to this prospectus by writing or telephoning us at the following address:

Diana Shipping Inc.
Pendelis 16
175 64 Palaio Faliro
Athens, Greece
011 30 (210) 947-0100

Information Provided by the Company

We will furnish holders of our common stock with annual reports containing audited financial statements and a report by our independent registered public accounting firm. The audited financial statements will be prepared in accordance with United States generally accepted accounting principles and those reports will include a "Management's Discussion and Analysis of Financial Condition and Results of Operations" section for the relevant periods.  As a "foreign private issuer," we are exempt from the rules under the Securities Exchange Act prescribing the furnishing and content of proxy statements to shareholders.  While we intend to furnish proxy statements to any shareholder in accordance with the rules of the New York Stock Exchange, those proxy statements are not expected to conform to Schedule 14A of the proxy rules promulgated under the Exchange Act.  In addition, as a "foreign private issuer," our officers and directors are exempt from the rules under the Exchange Act relating to short swing profit reporting and liability.

Disclosure of Commission Position on Indemnification for Securities Act Liabilities

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 8.  Indemnification of Directors and Officers.

The bylaws of the Registrant provide that every director and officer of the Registrant shall be indemnified out of the funds of the Registrant against:

(1)
all civil liabilities, loss, damage or expense (including but not limited to liabilities under contract, tort and statute or any applicable foreign law or regulation and all reasonable legal and other costs and expenses properly payable) incurred or suffered by him as such director or officer acting in the reasonable belief that he has been so appointed or elected notwithstanding any defect in such appointment or election, provided always that such indemnity shall not extend to any matter which would render it void pursuant to any Marshall Islands statute from time to time in force concerning companies insofar as the same applies to the Registrant; and

(2)
all liabilities incurred by him as such director or officer in defending any proceedings, whether civil or criminal, in which judgment is given in his favor, or in which he is acquitted, or in connection with any application under any Marshall Islands statute from time to time in force concerning companies in which relief from liability is granted to him by the court.

The BCA authorizes corporations to limit or eliminate the personal liability of directors and officers to corporations and their stockholders for monetary damages for breaches of directors' fiduciary duties. Our Amended and Restated Articles of Incorporation and bylaws include a provision that eliminates the personal liability of directors for monetary damages for actions taken as a director to the fullest extent permitted by law.

Our bylaws provide that we must indemnify our directors and officers to the fullest extent authorized by law. We are also expressly authorized to advance certain expenses (including attorney's fees and disbursements and court costs) to our directors and offices and carry directors' and officers' insurance providing indemnification for our directors, officers and certain employees for some liabilities. We believe that these indemnification provisions and insurance are useful to attract and retain qualified directors and executive officers.

The limitation of liability and indemnification provisions in our Amended and Restated Articles of Incorporation and bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. In addition, your investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

There is currently no pending material litigation or proceeding involving any of our directors, officers or employees for which indemnification is sought.

Section 60 of the BCA provides as follows:

Indemnification of directors and officers:

(1)
Actions not by or in right of the corporation. A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of no contest, or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceedings, had reasonable cause to believe that his conduct was unlawful.

(2)
Actions by or in right of the corporation. A corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him or in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not, opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claims, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

(3)
When director or officer successful. To the extent that a director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (1) or (2) of this section, or in the defense of a claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

(4)
Payment of expenses in advance. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid in advance of the final disposition of such action, suit or proceeding as authorized by the board of directors in the specific case upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this section.

(5)
Indemnification pursuant to other rights. The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

(6)
Continuation of indemnification. The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(7)
Insurance. A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director or officer against any liability asserted against him and incurred by him in such capacity whether or not the corporation would have the power to indemnify him against such liability under the provisions of this section.

Item 9. Exhibits

A list of exhibits included as part of this registration statement is set forth in the Exhibit Index which immediately precedes such exhibits and is incorporated herein by reference.

Item 10. Undertakings.

The undersigned registrant hereby undertakes:

(a) Under Rule 415 of the Securities Act,

(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement unless the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of a prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering.  Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.  Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act of 1933 or Rule 3-19 under the Securities Act of 1933 if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5) (i) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, to any purchaser;

(A)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this Registration Statement as of the date the filed prospectus was deemed part of and included in this Registration Statement; and

(B)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6)
That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)
 The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) – (d) Not applicable.

(e)
The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report, to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(f) – (g) Not applicable.

(h)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(i)	Not applicable.

(j)
The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

(k) – (l)	Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Athens, country of Greece on May 18, 2012.

DIANA SHIPPING INC.

By:	/s/ Simeon P. Palios
Name:	Simeon P. Palios
Title:	Director, Chief Executive Officer and Chairman of the Board

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Anastassis Margaronis, Ioannis Zafirakis, Gary J. Wolfe, Edward S. Horton and Robert E. Lustrin as his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on May 18, 2012 in the capacities indicated.

Signature	Title

/s/ Simeon P. Palios	Director, Chief Executive Officer and Chairman of the Board
Simeon P. Palios	(Principal Executive Officer)

/s/ Anastassis Margaronis	Director and President
Anastassis Margaronis

/s/ Ioannis Zafirakis	Director, Executive Vice President and Secretary
Ioannis Zafirakis

/s/ Andreas Michalopoulos	Chief Financial Officer and Treasurer
Andreas Michalopoulos	(Principal Financial Officer)

/s/ Maria Dede	Chief Accounting Officer
Maria Dede	(Principal Accounting Officer)

/s/ Apostolos Kontoyannis	Director
Apostolos Kontoyannis

/s/ William Lawes	Director
William Lawes

/s/ Boris Nachamkin	Director
Boris Nachamkin

/s/ Konstantinos Psaltis	Director
Konstantinos Psaltis

Authorized Representative

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly undersigned representative in the United States of Diana Shipping Inc., has signed this registration statement in the city of Athens, country of Greece on May 18, 2012.

BULK CARRIERS (USA) LLC

By:  Diana Shipping Inc., its Sole Member

By:	/s/ Simeon P. Palios
Name:	Simeon P. Palios
Title:	Director, Chief Executive Officer and Chairman of the Board

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Athens, country of Greece on May 18, 2012.

AILUK SHIPPING COMPANY INC.

By:	/s/ Simeon P. Palios
Name:	Simeon P. Palios
Title:	Director & President

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Anastassis Margaronis, Ioannis Zafirakis, Gary J. Wolfe, Edward S. Horton and Robert E. Lustrin as his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on  May 18, 2012 in the capacities indicated.

Signature	Title

/s/ Simeon P. Palios	Director & President (Principal Executive Officer)
Simeon Palios

/s/ Andre-Nikolas Michalopoulos	Director & Treasurer (Principal Financial Officer and Principal Accounting Officer)
Andre-Nikolas Michalopoulos

/s/ Ioannis Zafirakis	Director & Secretary
Ioannis Zafirakis

Authorized Representative

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly undersigned representative in the United States of Ailuk Shipping Company Inc., has signed this registration statement in city of Athens, country of Greece on May 18, 2012.

BULK CARRIERS (USA) LLC

By:  Diana Shipping Inc., its Sole Member

By:	/s/ Simeon P. Palios
Name:	Simeon P. Palios
Title:	Director, Chief Executive Officer and
Chairman of the Board

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Athens, country of Greece on May 18, 2012.

BIKINI SHPPING COMPANY INC.

By:	/s/ Simeon P. Palios
Name:	Simeon P. Palios
Title:	Director & President

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Anastassis Margaronis, Ioannis Zafirakis, Gary J. Wolfe, Edward S. Horton and Robert E. Lustrin as his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on May 18, 2012 in the capacities indicated.

Signature	Title

/s/ Simeon P. Palios	Director & President (Principal Executive Officer)
Simeon Palios

/s/ Andre-Nikolas Michalopoulos	Director & Treasurer (Principal Financial Officer and Principal Accounting Officer)
Andre-Nikolas Michalopoulos

/s/ Anastassios Margaronis	Director & Secretary
Anastassios Margaronis

Authorized Representative

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly undersigned representative in the United States of Bikini Shipping Company Inc., has signed this registration statement in city of Athens, country of Greece on May 18, 2012.

BULK CARRIERS (USA) LLC

By:  Diana Shipping Inc., its Sole Member

By:	/s/ Simeon P. Palios
Name:	Simeon P. Palios
Title:	Director, Chief Executive Officer and
Chairman of the Board

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Athens, country of Greece on  May 18, 2012.

BUENOS AIRES COMPANIA ARMADORA S.A.

By:	/s/ Simeon P. Palios
Name:	Simeon P. Palios
Title:	Director & President

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Anastassis Margaronis, Ioannis Zafirakis, Gary J. Wolfe, Edward S. Horton and Robert E. Lustrin as his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on   May 18, 2012 in the capacities indicated.

Signature	Title

/s/ Simeon P. Palios	Director & President (Principal Executive Officer)
Simeon P. Palios

/s/ Nicolaos Mammous	Director & Vice-President & Treasurer (Principal Financial Officer
Nicolaos Mammous	and Principal Accounting Officer)

/s/ Ioannis Zafirakis	Director & Secretary
Ioannis Zafirakis

Authorized Representative

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly undersigned representative in the United States of Buenos Aires Compania Armadora S.A., has signed this registration statement in city of Athens, country of Greece on  May 18, 2012.

BULK CARRIERS (USA) LLC

By:  Diana Shipping Inc., its Sole Member

By:	/s/ Simeon P. Palios
Name:	Simeon P. Palios
Title:	Director, Chief Executive Officer and
Chairman of the Board

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Athens, country of Greece on  May 18, 2012.

CERADA INTERNATIONAL S.A.

By:	/s/ Simeon P. Palios
Name:	Simeon P. Palios
Title:	Director & President

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Anastassis Margaronis, Ioannis Zafirakis, Gary J. Wolfe, Edward S. Horton and Robert E. Lustrin as his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on May 18, 2012 in the capacities indicated.

Signature	Title

/s/ Simeon P. Palios	Director & President (Principal Executive Officer)
Simeon P. Palios

/s/ Ioannis Zafirakis	Director & Vice-President & Treasurer (Principal Financial Officer and
Ioannis Zafirakis	Principal Accounting Officer)

/s/ Semiramis Paliou	Director & Secretary
Semiramis Paliou

Authorized Representative

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly undersigned representative in the United States of Cerada International S.A., has signed this registration statement in city of Athens, country of Greece on  May 18, 2012.

BULK CARRIERS (USA) LLC

By:  Diana Shipping Inc., its Sole Member

By:	/s/ Simeon P. Palios
Name:	Simeon P. Palios
Title:	Director, Chief Executive Officer and
Chairman of the Board

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Athens, country of Greece on May 18, 2012.

CHANGAME COMPANIA ARMADORA S.A.

By:	/s/ Simeon P. Palios
Name:	Simeon P. Palios
Title:	Director & President

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Anastassis Margaronis, Ioannis Zafirakis, Gary J. Wolfe, Edward S. Horton and Robert E. Lustrin as his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on   May 18, 2012 in the capacities indicated.

Signature	Title

/s/ Simeon P. Palios	Director & President (Principal Executive Officer)
Simeon P. Palios

/s/ Semiramis Paliou	Director & Vice-President
Semiramis Paliou

/s/ Ioannis Zafirakis	Director & Treasurer (Principal Financial Officer and Principal Accounting Officer)
Ioannis Zafirakis

/s/ Christoforos Sarantis	Director & Secretary
Christoforos Sarantis

Authorized Representative

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly undersigned representative in the United States of Changame Compania Armadora S.A., has signed this registration statement in city of Athens, country of Greece on May 18, 2012.

BULK CARRIERS (USA) LLC

By:  Diana Shipping Inc., its Sole Member

By:	/s/ Simeon P. Palios
Name:	Simeon P. Palios
Title:	Director, Chief Executive Officer and
Chairman of the Board

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Athens, country of Greece on May 18, 2012.

CHORRERA COMPANIA ARMADORA S.A.

By:	/s/ Simeon P. Palios
Name:	Simeon P. Palios
Title:	Director & President

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Anastassis Margaronis, Ioannis Zafirakis, Gary J. Wolfe, Edward S. Horton and Robert E. Lustrin as his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on May 18, 2012 in the capacities indicated.

Signature	Title

/s/ Simeon P. Palios	Director & President (Principal Executive Officer)
Simeon P. Palios

/s/ Ioannis Zafirakis	Director, Vice-President & Treasurer (Principal Financial Officer
Ioannis Zafirakis	and Principal Accounting Officer)

/s/ Christoforos Sarantis	Director & Secretary
Christoforos Sarantis

Authorized Representative

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly undersigned representative in the United States of Chorrera Compania Armadora S.A., has signed this registration statement in city of Athens, country of Greece on May 18, 2012.

BULK CARRIERS (USA) LLC

By:  Diana Shipping Inc., its Sole Member

By:	/s/ Simeon P. Palios
Name:	Simeon P. Palios
Title:	Director, Chief Executive Officer and
Chairman of the Board

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Athens, country of Greece on May 18, 2012.

CYPRES ENTERPRISES CORP.

By:	/s/ Simeon P. Palios
Name:	Simeon P. Palios
Title:	Director & President

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Anastassis Margaronis, Ioannis Zafirakis, Gary J. Wolfe, Edward S. Horton and Robert E. Lustrin as his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on May 18, 2012 in the capacities indicated.

Signature	Title

/s/ Simeon P. Palios	Director & President (Principal Executive Officer)
Simeon P. Palios

/s/ Ioannis Zafirakis	Director & Vice-President
Ioannis Zafirakis

/s/ Anastassios Margaronis	Director, Treasurer & Secretary (Principal Financial Officer and
Anastassios Margaronis	Principal Accounting Officer)

Authorized Representative

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly undersigned representative in the United States of Cypres Enterprises Corp., has signed this registration statement in city of Athens, country of Greece on May 18, 2012.

BULK CARRIERS (USA) LLC

By:  Diana Shipping Inc., its Sole Member

By:	/s/ Simeon P. Palios
Name:	Simeon P. Palios
Title:	Director, Chief Executive Officer and
Chairman of the Board

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Athens, country of Greece on May 18, 2012.

DARIEN COMPANIA ARMADORA S.A.

By:	/s/ Simeon P. Palios
Name:	Simeon P. Palios
Title:	Director & President

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Anastassis Margaronis, Ioannis Zafirakis, Gary J. Wolfe, Edward S. Horton and Robert E. Lustrin as his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on May 18, 2012 in the capacities indicated.

Signature	Title
/s/ Simeon P. Palios Simeon P. Palios	President & Director (Principal Executive Officer)
/s/ Isidoros Margaronis Isidoros Margaronis	Director, Vice-President & Treasurer (Principal Financial Officer and Principal Accounting Officer)
/s/ Ioannis Zafirakis Ioannis Zafirakis	Director & Secretary

Authorized Representative

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly undersigned representative in the United States of Darien Compania Armadora S.A., has signed this registration statement in city of Athens, country of Greece on May 18, 2012.

BULK CARRIERS (USA) LLC

By:  Diana Shipping Inc., its Sole Member

By:	/s/ Simeon P. Palios
Name:	Simeon P. Palios
Title:	Director, Chief Executive Officer and
Chairman of the Board

 SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Athens, country of Greece on May 18, 2012.

DIANA SHIPPING SERVICES S.A.

By:	/s/ Simeon P. Palios
Name:	Simeon P. Palios
Title:	Director & President

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Anastassis Margaronis, Ioannis Zafirakis, Gary J. Wolfe, Edward S. Horton and Robert E. Lustrin as his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on May 18, 2012 in the capacities indicated.

Signature	Title
/s/ Simeon P. Palios Simeon P. Palios	Director & President (Principal Executive Officer)
/s/ Kalomoira-Chryssi Giannakari Kalomoira-Chryssi Giannakari	Director & Vice-President
/s/ Ioannis Zafirakis Ioannis Zafirakis	Director & Treasurer (Principal Financial Officer and Principal Accounting Officer)
/s/ Anastassios Margaronis Anastassios Margaronis	Director & Secretary

Authorized Representative

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly undersigned representative in the United States of Diana Shipping Services S.A., has signed this registration statement in city of Athens, country of Greece on May 18, 2012.

BULK CARRIERS (USA) LLC

By:  Diana Shipping Inc., its Sole Member

By:	/s/ Simeon P. Palios
Name:	Simeon P. Palios
Title:	Director, Chief Executive Officer and
Chairman of the Board

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Athens, country of Greece on May 18, 2012.

EATON MARINE S.A.

By:	/s/ Simeon P. Palios
Name:	Simeon P. Palios
Title:	Director & President

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Anastassis Margaronis, Ioannis Zafirakis, Gary J. Wolfe, Edward S. Horton and Robert E. Lustrin as his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on May 18, 2012 in the capacities indicated.

Signature	Title
/s/ Simeon P. Palios Simeon P. Palios	Director & President (Principal Executive Officer)
/s/ Anastassios Margaronis Anastassios Margaronis	Director & Vice-President
/s/ Nicolaos Mammous Nicolaos Mammous	Director, Treasurer & Secretary (Principal Financial Officer and Principal Accounting Officer)

Authorized Representative

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly undersigned representative in the United States of Eaton Marine S.A., has signed this registration statement in city of Athens, country of Greece on May 18, 2012.

BULK CARRIERS (USA) LLC

By:  Diana Shipping Inc., its Sole Member

By:	/s/ Simeon P. Palios
Name:	Simeon P. Palios
Title:	Director, Chief Executive Officer and
Chairman of the Board

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Athens, country of Greece on May 18, 2012.

GALA PROPERTIES INC.

By:	/s/ Simeon P. Palios
Name:	Simeon P. Palios
Title:	Director & President

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Anastassis Margaronis, Ioannis Zafirakis, Gary J. Wolfe, Edward S. Horton and Robert E. Lustrin as his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on May 18, 2012 in the capacities indicated.

Signature	Title
/s/ Simeon P. Palios Simeon P. Palios	Director & President (Principal Executive Officer)
/s/ Anastasios Margaronis Anastasios Margaronis	Director & Treasurer (Principal Financial Officer and Principal Accounting Officer)
/s/ Nicolaos Mammous Nicolaos Mammous	Director & Secretary

Authorized Representative

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly undersigned representative in the United States of Gala Properties Inc., has signed this registration statement in city of Athens, country of Greece on May 18, 2012.

BULK CARRIERS (USA) LLC

By:  Diana Shipping Inc., its Sole Member

By:	/s/ Simeon P. Palios
Name:	Simeon P. Palios
Title:	Director, Chief Executive Officer and
Chairman of the Board

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Athens, country of Greece on May 18, 2012.

HUSKY TRADING, S.A.

By:	/s/ Simeon P. Palios
Name:	Simeon P. Palios
Title:	Director & President

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Anastassis Margaronis, Ioannis Zafirakis, Gary J. Wolfe, Edward S. Horton and Robert E. Lustrin as his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on May 18, 2012 in the capacities indicated.

Signature	Title
/s/ Simeon P. Palios Simeon P. Palios	Director & President (Principal Executive Officer)
/s/ Christoforos Sarantis Christoforos Sarantis	Director &Vice-President
/s/ Semiramis Paliou Semiramis Paliou	Director & Treasurer (Principal Financial Officer and Principal Accounting Officer)
/s/ Nicolaos Mammous Nicolaos Mammous	Director & Secretary

Authorized Representative

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly undersigned representative in the United States of Husky Trading, S.A., has signed this registration statement in city of Athens, country of Greece on May 18, 2012.

BULK CARRIERS (USA) LLC

By:  Diana Shipping Inc., its Sole Member

By:	/s/ Simeon P. Palios
Name:	Simeon P. Palios
Title:	Director, Chief Executive Officer and
Chairman of the Board

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Athens, country of Greece on May 18, 2012.

JALUIT SHIPPING COMPANY INC.

By:	/s/ Simeon P. Palios
Name:	Simeon P. Palios
Title:	Director & President

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Anastassis Margaronis, Ioannis Zafirakis, Gary J. Wolfe, Edward S. Horton and Robert E. Lustrin as his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on May 18, 2012 in the capacities indicated.

Signature	Title
/s/ Simeon P. Palios Simeon Palios	Director & President (Principal Executive Officer)
/s/ Anastasios Margaronis Anastasios Margaronis	Director & Treasurer (Principal Financial Officer and Principal Accounting Officer)
/s/ Nicolaos Mammous Nicolaos Mammous	Director & Secretary

Authorized Representative

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly undersigned representative in the United States of Jaluit Shipping Company Inc., has signed this registration statement in city of Athens, country of Greece on May 18, 2012.

BULK CARRIERS (USA) LLC

By:  Diana Shipping Inc., its Sole Member

By:	/s/ Simeon P. Palios
Name:	Simeon P. Palios
Title:	Director, Chief Executive Officer and
Chairman of the Board

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Athens, country of Greece on May 18, 2012.

KILI SHIPPING COMPANY INC.

By:	/s/ Simeon P. Palios
Name:	Simeon P. Palios
Title:	Director & President

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Anastassis Margaronis, Ioannis Zafirakis, Gary J. Wolfe, Edward S. Horton and Robert E. Lustrin as his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on May 18, 2012 in the capacities indicated.

Signature	Title
/s/ Simeon P. Palios Simeon P. Palios	Director & President (Principal Executive Officer)
/s/ Anastasios Margaronis Anastasios Margaronis	Director & Secretary
/s/ Semiramis Paliou Semiramis Paliou	Director & Treasurer (Principal Financial Officer and Principal Accounting Officer)

Authorized Representative

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly undersigned representative in the United States of Kili Shipping Company Inc., has signed this registration statement in city of Athens, country of Greece on May 18, 2012.

BULK CARRIERS (USA) LLC

By:  Diana Shipping Inc., its Sole Member

By:	/s/ Simeon P. Palios
Name:	Simeon P. Palios
Title:	Director, Chief Executive Officer and
Chairman of the Board

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Athens, country of Greece on May 18, 2012.

KNOX SHIPPING COMPANY INC.

By:	/s/ Symeon P. Palios
Name:	Symeon P. Palios
Title:	Director & President

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Anastassis Margaronis, Ioannis Zafirakis, Gary J. Wolfe, Edward S. Horton and Robert E. Lustrin as his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on May 18, 2012 in the capacities indicated.

Signature	Title
/s/ Symeon P. Palios Symeon P. Palios	Director & President (Principal Executive Officer)
/s/ Semiramis Paliou Semiramis Paliou	Director & Secretary
/s/ Kalomira-Chryssi Giannakari Kalomira-Chryssi Giannakari	Director & Treasurer (Principal Financial Officer and Principal Accounting Officer)

Authorized Representative

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly undersigned representative in the United States of Knox Shipping Company Inc., has signed this registration statement in city of Athens, country of Greece on May 18, 2012.

BULK CARRIERS (USA) LLC

By:  Diana Shipping Inc., its Sole Member

By:	/s/ Simeon P. Palios
Name:	Simeon P. Palios
Title:	Director, Chief Executive Officer and
Chairman of the Board

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Athens, country of Greece on May 18, 2012.

LIB SHIPPING COMPANY INC.

By:	/s/ Symeon P. Palios
Name:	Symeon P. Palios
Title:	Director & President

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Anastassis Margaronis, Ioannis Zafirakis, Gary J. Wolfe, Edward S. Horton and Robert E. Lustrin as his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on May 18, 2012 in the capacities indicated.

Signature	Title
/s/ Symeon P. Palios Symeon P. Palios	Director & President (Principal Executive Officer)
/s/ Ioannis Zafirakis Ioannis Zafirakis	Director & Secretary
/s/ Nicolaos Mammous Nicolaos Mammous	Director & Treasurer (Principal Financial Officer and Principal Accounting Officer)

Authorized Representative

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly undersigned representative in the United States of Lib Shipping Company Inc., has signed this registration statement in city of Athens, country of Greece on May 18, 2012.

BULK CARRIERS (USA) LLC

By:  Diana Shipping Inc., its Sole Member

By:	/s/ Simeon P. Palios
Name:	Simeon P. Palios
Title:	Director, Chief Executive Officer and
Chairman of the Board

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Athens, country of Greece on May 18, 2012.

MAJURO SHIPPING COMPANY INC.

By:	/s/ Symeon P. Palios
Name:	Symeon P. Palios
Title:	Director & President

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Anastassis Margaronis, Ioannis Zafirakis, Gary J. Wolfe, Edward S. Horton and Robert E. Lustrin as his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on May 18, 2012 in the capacities indicated.

Signature	Title
/s/ Symeon P. Palios Symeon P. Palios	Director & President (Principal Executive Officer)
/s/ Andre-Nikolas Michalopoulos Andre-Nikolas Michalopoulos	Director & Secretary
/s/ Kalomira-Chryssi Giannakari Kalomira-Chryssi Giannakari	Director & Treasurer (Principal Financial Officer and Principal Accounting Officer)

Authorized Representative

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly undersigned representative in the United States of Majuro Shipping Company Inc., has signed this registration statement in city of Athens, country of Greece on May 18, 2012.

BULK CARRIERS (USA) LLC

By:  Diana Shipping Inc., its Sole Member

By:	/s/ Simeon P. Palios
Name:	Simeon P. Palios
Title:	Director, Chief Executive Officer and
Chairman of the Board

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Athens, country of Greece on May 18, 2012.

MARFORT NAVIGATION COMPANY LIMITED

By:	Cyproservus Co. Limited, Secretary

By:	/s/ Rodoula Malikidou
Name:	Rodoula Malikidou
Title:	Director of Cyproservus Co. Limited

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Anastassis Margaronis, Ioannis Zafirakis, Gary J. Wolfe, Edward S. Horton and Robert E. Lustrin as his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on May 18, 2012 in the capacities indicated.

Signature	Title
/s/ Symeon P. Palios Symeon P. Palios	Director (Principal Executive Officer)
/s/ Anastasios Margaronis Anastasios Margaronis	Director (Principal Financial Officer and Principal Accounting Officer)
/s/ Ioannis Zafirakis Ioannis Zafirakis	Director
Cyproservus Co. Limited By: /s/ Rodoula Malikidou Name: Rodoula Malikidou Title: Director of Cyproservus Co. Limited	Secretary

Authorized Representative

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly undersigned representative in the United States of Marfort Navigation Company Limited, has signed this registration statement in city of Athens, country of Greece on May 18, 2012.

BULK CARRIERS (USA) LLC

By:  Diana Shipping Inc., its Sole Member

By:	/s/ Simeon P. Palios
Name:	Simeon P. Palios
Title:	Director, Chief Executive Officer and
Chairman of the Board

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Athens, country of Greece on May 18, 2012.

PANAMA COMPANIA ARMADORA S.A.

By:	/s/ Simeon P. Palios
Name:	Simeon P. Palios
Title:	Director & President

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Anastassis Margaronis, Ioannis Zafirakis, Gary J. Wolfe, Edward S. Horton and Robert E. Lustrin as his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on May 18, 2012 in the capacities indicated.

Signature	Title
/s/ Simeon P. Palios Simeon P. Palios	Director & President (Principal Executive Officer)
/s/ Nicolaos Mammous Nicolaos Mammous	Director & Vice-President
/s/ Christoforos Sarantis Christoforos Sarantis	Director & Treasurer (Principal Financial Officer and Principal Accounting Officer)
/s/ Ioannis Zafirakis Ioannis Zafirakis	Director & Secretary

Authorized Representative

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly undersigned representative in the United States of Panama Compania Armadora S.A., has signed this registration statement in city of Athens, country of Greece on May 18, 2012.

BULK CARRIERS (USA) LLC

By:  Diana Shipping Inc., its Sole Member

By:	/s/ Simeon P. Palios
Name:	Simeon P. Palios
Title:	Director, Chief Executive Officer and
Chairman of the Board

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Athens, country of Greece on May 18, 2012.

SILVER CHANDRA SHIPPING COMPANY LIMITED

By:	Cyproservus Co. Limited, Secretary

By:	/s/ Rodoula Malikidou
Name:	Rodoula Malikidou
Title:	Director of Cyproservus Co. Limited

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Anastassis Margaronis, Ioannis Zafirakis, Gary J. Wolfe, Edward S. Horton and Robert E. Lustrin as his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on May 18, 2012 in the capacities indicated.

Signature	Title
/s/ Symeon P. Palios Symeon P. Palios	Director (Principal Executive Officer)
/s/ Anastasios Margaronis Anastasios Margaronis	Director (Principal Financial Officer and Principal Accounting Officer)
/s/ Andreas Michalopoulos Andreas Michalopoulos	Director
Cyproservus Co. Limited By: /s/ Rodoula Malikidou Name: Rodoula Malikidou Title: Director of Cyproservus Co. Limited	Secretary

Authorized Representative

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly undersigned representative in the United States of Silver Chandra Shipping Company Limited, has signed this registration statement in city of Athens, country of Greece on May 18, 2012.

BULK CARRIERS (USA) LLC

By:  Diana Shipping Inc., its Sole Member

By:	/s/ Simeon P. Palios
Name:	Simeon P. Palios
Title:	Director, Chief Executive Officer and
Chairman of the Board

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Athens, country of Greece on May 18, 2012.

SKYVAN SHIPPING COMPANY S.A.

By:	/s/ Simeon P. Palios
Name:	Simeon P. Palios
Title:	Director & President

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Anastassis Margaronis, Ioannis Zafirakis, Gary J. Wolfe, Edward S. Horton and Robert E. Lustrin as his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on May 18, 2012 in the capacities indicated.

Signature	Title
/s/ Simeon P. Palios Simeon P. Palios	Director & President (Principal Executive Officer)
/s/ Semiramis Paliou Semiramis Paliou	Director & Vice-President & Treasurer (Principal Financial Officer and Principal Accounting Officer)
/s/ Ioannis Zafirakis Ioannis Zafirakis	Director & Secretary

Authorized Representative

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly undersigned representative in the United States of Skyvan Shipping Company S.A., has signed this registration statement in city of Athens, country of Greece on May 18, 2012.

BULK CARRIERS (USA) LLC

By:  Diana Shipping Inc., its Sole Member

By:	/s/ Simeon P. Palios
Name:	Simeon P. Palios
Title:	Director, Chief Executive Officer and
Chairman of the Board

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Athens, country of Greece on May 18, 2012.

TAKA SHIPPING INC.

By:	/s/ Symeon P. Palios
Name:	Symeon P. Palios
Title:	Director & President

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Anastassis Margaronis, Ioannis Zafirakis, Gary J. Wolfe, Edward S. Horton and Robert E. Lustrin as his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on May 18, 2012 in the capacities indicated.

Signature	Title
/s/ Symeon P. Palios Symeon P. Palios	Director & President (Principal Executive Officer)
/s/ Nicolaos Mammous Nicolaos Mammous	Director & Secretary
/s/ Andre-Nikolas Michalopoulos Andre-Nikolas Michalopoulos	Director & Treasurer (Principal Financial Officer and Principal Accounting Officer)

Authorized Representative

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly undersigned representative in the United States of Taka Shipping Inc., has signed this registration statement in city of Athens, country of Greece on May 18, 2012.

BULK CARRIERS (USA) LLC

By:  Diana Shipping Inc., its Sole Member

By:	/s/ Simeon P. Palios
Name:	Simeon P. Palios
Title:	Director, Chief Executive Officer and
Chairman of the Board

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Athens, country of Greece on May 18, 2012.

TEXFORD MARITIME S.A.

By:	/s/ Simeon P. Palios
Name:	Simeon P. Palios
Title:	Director & President

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Anastassis Margaronis, Ioannis Zafirakis, Gary J. Wolfe, Edward S. Horton and Robert E. Lustrin as his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on May 18, 2012 in the capacities indicated.

Signature	Title
/s/ Simeon P. Palios Simeon P. Palios	Director & President (Principal Executive Officer)
/s/ Semiramis Paliou Semiramis Paliou	Director & Vice-President
/s/ Anastassios Margaronis Anastassios Margaronis	Director & Treasurer & Secretary (Principal Financial Officer and Principal Accounting Officer)

Authorized Representative

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly undersigned representative in the United States of Texford Maritime S.A., has signed this registration statement in city of Athens, country of Greece on May 18, 2012.

BULK CARRIERS (USA) LLC

By:  Diana Shipping Inc., its Sole Member

By:	/s/ Simeon P. Palios
Name:	Simeon P. Palios
Title:	Director, Chief Executive Officer and
Chairman of the Board

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Athens, country of Greece on May 18, 2012.

URBINA BAY TRADING, S.A.

By:	/s/ Simeon P. Palios
Name:	Simeon P. Palios
Title:	Director & President

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Anastassis Margaronis, Ioannis Zafirakis, Gary J. Wolfe, Edward S. Horton and Robert E. Lustrin as his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on May 18, 2012 in the capacities indicated.

Signature	Title
/s/ Simeon P. Palios Simeon P. Palios	Director & President (Principal Executive Officer)
/s/Anastassios Margaronis Anastassios Margaronis	Director, Vice-President & Treasurer (Principal Financial Officer and Principal Accounting Officer)
/s/ Nicolaos Mammous Nicolaos Mammous	Director & Secretary

Authorized Representative

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly undersigned representative in the United States of Urbina Bay Trading, S.A., has signed this registration statement in city of Athens, country of Greece on May 18, 2012.

BULK CARRIERS (USA) LLC

By:  Diana Shipping Inc., its Sole Member

By:	/s/ Simeon P. Palios
Name:	Simeon P. Palios
Title:	Director, Chief Executive Officer and
Chairman of the Board

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Athens, country of Greece on May 18, 2012.

VESTA COMMERCIAL, S.A.

By:	/s/ Simeon P. Palios
Name:	Simeon P. Palios
Title:	Director & President

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Anastassis Margaronis, Ioannis Zafirakis, Gary J. Wolfe, Edward S. Horton and Robert E. Lustrin as his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on May 18, 2012 in the capacities indicated.

Signature	Title
/s/ Simeon P. Palios Simeon P. Palios	Director & President (Principal Executive Officer)
/s/ Semiramis Paliou Semiramis Paliou	Director, Vice-President & Secretary
/s/ Ioannis Zafirakis Ioannis Zafirakis	Director & Treasurer (Principal Financial Officer and Principal Accounting Officer)

Authorized Representative

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly undersigned representative in the United States of Vesta Commercial S.A., has signed this registration statement in city of Athens, country of Greece on May 18, 2012.

BULK CARRIERS (USA) LLC

By:  Diana Shipping Inc., its Sole Member

By:	/s/ Simeon P. Palios
Name:	Simeon P. Palios
Title:	Director, Chief Executive Officer and
Chairman of the Board

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Athens, country of Greece on May 18, 2012.

LAE SHIPPING COMPANY INC.

By:	/s/ Symeon P. Palios
Name:	Symeon P. Palios
Title:	Director & President

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Anastassis Margaronis, Ioannis Zafirakis, Gary J. Wolfe, Edward S. Horton and Robert E. Lustrin as his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on May 18, 2012 in the capacities indicated.

Signature	Title
/s/ Symeon P. Palios Symeon P. Palios	Director & President (Principal Executive Officer)
/s/ Nicolaos Mammous Nicolaos Mammous	Director & Treasurer (Principal Financial Officer and Principal Accounting Officer)
/s/ Andreas Michalopoulos Andreas Michalopoulos	Director & Secretary

Authorized Representative

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly undersigned representative in the United States of Lae Shipping Company Inc., has signed this registration statement in city of Athens, country of Greece on May 18, 2012.

BULK CARRIERS (USA) LLC

By:  Diana Shipping Inc., its Sole Member

By:	/s/ Simeon P. Palios
Name:	Simeon P. Palios
Title:	Director, Chief Executive Officer and
Chairman of the Board

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Athens, country of Greece on May 18, 2012.

NAMU SHIPPING COMPANY INC.

By:	/s/ Symeon P. Palios
Name:	Symeon P. Palios
Title:	Director & President

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Anastassis Margaronis, Ioannis Zafirakis, Gary J. Wolfe, Edward S. Horton and Robert E. Lustrin as his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on May 18, 2012 in the capacities indicated.

Signature	Title
/s/ Symeon P. Palios Symeon P. Palios	Director & President (Principal Executive Officer)
/s/ Spyridon Peroulis Spyridon Peroulis	Director & Treasurer (Principal Financial Officer and Principal Accounting Officer)
/s/Anastasios Margaronis Anastasios Margaronis	Director & Secretary

Authorized Representative

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly undersigned representative in the United States of Namu Shipping Company Inc., has signed this registration statement in city of Athens, country of Greece on May 18, 2012.

BULK CARRIERS (USA) LLC

By:  Diana Shipping Inc., its Sole Member

By:	/s/ Simeon P. Palios
Name:	Simeon P. Palios
Title:	Director, Chief Executive Officer and
Chairman of the Board

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Athens, country of Greece on May 18, 2012.

BIKAR SHIPPING COMPANY INC.

By:	/s/ Symeon P. Palios
Name:	Symeon P. Palios
Title:	Director & President

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Anastassis Margaronis, Ioannis Zafirakis, Gary J. Wolfe, Edward S. Horton and Robert E. Lustrin as his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on May 18, 2012 in the capacities indicated.

Signature	Title
/s/ Symeon P. Palios Symeon P. Palios	Director & President (Principal Executive Officer)
/s/ Nicolaos Mammous Nicolaos Mammous	Director & Treasurer (Principal Financial Officer and Principal Accounting Officer)
/s/ Andreas Michalopoulos Andreas Michalopoulos	Director & Secretary

Authorized Representative

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly undersigned representative in the United States of Bikar Shipping Company Inc., has signed this registration statement in city of Athens, country of Greece on May 18, 2012.

BULK CARRIERS (USA) LLC

By:  Diana Shipping Inc., its Sole Member

By:	/s/ Simeon P. Palios
Name:	Simeon P. Palios
Title:	Director, Chief Executive Officer and
Chairman of the Board

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Athens, country of Greece on May 18, 2012.

JEMO SHIPPING COMPANY INC.

By:	/s/ Symeon P. Palios
Name:	Symeon P. Palios
Title:	Director & President

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Anastassis Margaronis, Ioannis Zafirakis, Gary J. Wolfe, Edward S. Horton and Robert E. Lustrin as his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on May 18, 2012 in the capacities indicated.

Signature	Title
/s/ Symeon P. Palios Symeon P. Palios	Director & President (Principal Executive Officer)
/s/ Nicolaos Mammous Nicolaos Mammous	Director & Treasurer (Principal Financial Officer and Principal Accounting Officer)
/s/ Ioannis Zafirakis Ioannis Zafirakis	Director & Secretary

Authorized Representative

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly undersigned representative in the United States of Jemo Shipping Company Inc., has signed this registration statement in city of Athens, country of Greece on May 18, 2012.

BULK CARRIERS (USA) LLC

By:  Diana Shipping Inc., its Sole Member

By:	/s/ Simeon P. Palios
Name:	Simeon P. Palios
Title:	Director, Chief Executive Officer and
Chairman of the Board

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Athens, country of Greece on May 18, 2012.

ERIKUB SHIPPING COMPANY INC.

By:	/s/ Symeon P. Palios
Name:	Symeon P. Palios
Title:	Director & President

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Anastassis Margaronis, Ioannis Zafirakis, Gary J. Wolfe, Edward S. Horton and Robert E. Lustrin as his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on May 18, 2012 in the capacities indicated.

Signature	Title
/s/ Symeon P. Palios Symeon P. Palios	Director & President (Principal Executive Officer)
/s/ Eleni Korasidou Eleni Korasidou	Director & Treasurer (Principal Financial Officer and Principal Accounting Officer)
/s/ Andreas Michalopoulos Andreas Michalopoulos	Director & Secretary

Authorized Representative

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly undersigned representative in the United States of Erikub Shipping Company Inc., has signed this registration statement in city of Athens, country of Greece on May 18, 2012.

BULK CARRIERS (USA) LLC

By:  Diana Shipping Inc., its Sole Member

By:	/s/ Simeon P. Palios
Name:	Simeon P. Palios
Title:	Director, Chief Executive Officer and
Chairman of the Board

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Athens, country of Greece on May 18, 2012.

WOTHO SHIPPING COMPANY INC.

By:	/s/ Symeon P. Palios
Name:	Symeon P. Palios
Title:	Director & President

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Anastassis Margaronis, Ioannis Zafirakis, Gary J. Wolfe, Edward S. Horton and Robert E. Lustrin as his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on May 18, 2012 in the capacities indicated.

Signature	Title
/s/ Symeon P. Palios Symeon P. Palios	Director & President (Principal Executive Officer)
/s/ Andreas Michalopoulos Andreas Michalopoulos	Director & Treasurer (Principal Financial Officer and Principal Accounting Officer)
/s/ Margarita Veniou Margarita Veniou	Director & Secretary

Authorized Representative

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly undersigned representative in the United States of Wotho Shipping Company Inc., has signed this registration statement in city of Athens, country of Greece on May 18, 2012.

BULK CARRIERS (USA) LLC

By:  Diana Shipping Inc., its Sole Member

By:	/s/ Simeon P. Palios
Name:	Simeon P. Palios
Title:	Director, Chief Executive Officer and
Chairman of the Board

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Athens, country of Greece on May 18, 2012.

MANDARINGINA INC.

By:	/s/ Symeon P. Palios
Name:	Symeon P. Palios
Title:	Director & President

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Anastassis Margaronis, Ioannis Zafirakis, Gary J. Wolfe, Edward S. Horton and Robert E. Lustrin as his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on May 18, 2012 in the capacities indicated.

Signature	Title
/s/ Symeon P. Palios Symeon P. Palios	Director & President (Principal Executive Officer)
/s/ Panagiotis Spathis Panagiotis Spathis	Director & Treasurer (Principal Financial Officer and Principal Accounting Officer)
/s/ Anestis Xytakis Anestis Xytakis	Director & Secretary

Authorized Representative

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly undersigned representative in the United States of Mandaringina Inc., has signed this registration statement in city of Athens, country of Greece on May 18, 2012.

BULK CARRIERS (USA) LLC

By:  Diana Shipping Inc., its Sole Member

By:	/s/ Simeon P. Palios
Name:	Simeon P. Palios
Title:	Director, Chief Executive Officer and
Chairman of the Board

EXHIBIT INDEX

Exhibit Number	Description

1.1	Form of Underwriting Agreement (for equity securities) (1)
1.2	Form of Underwriting Agreement (for debt securities) (1)
3.1	Amended and Restated Articles of Incorporation of Diana Shipping Inc. (2)
3.2	Amended and Restated By Laws of Diana Shipping Inc. (3)
4.1	Specimen common stock certificate (4)
4.2	Specimen preferred stock certificate (1)
4.3	Form of warrant agreement (1)
4.4	Form of purchase contract (1)
4.5	Form of unit agreement (1)
4.6	Form of debt security indenture (5)
4.7	Form of subordinated debt security indenture (5)
4.8	Second Amended and Restated Stockholders Rights Agreement dated October 7, 2008 (6)
5.1	Opinion of Seward & Kissel LLP, United States and Marshall Islands counsel to Diana Shipping Inc.
23.1	Consent of Seward & Kissel (included in Exhibit 5.1)
23.2	Consent of Independent Registered Public Accounting Firm
24.1	Power of Attorney (contained on signature page)
25.1	Form of T-1 Statement of Eligibility (senior indenture) (1)
25.2	Form of T-1 Statement of Eligibility (subordinated indenture) (1)
______________
 (1)           To be filed as an amendment or as an exhibit to a report filed pursuant to the Securities Exchange Act of 1934 and incorporated by reference into this registration statement.
 (2)           Filed as Exhibit 1 to the Company's Report on Form 6-K on May 29, 2008.
 (3)           Filed as Exhibit 1 to the Company's Form 6-K filed on December 4, 2007.
 (4)           Filed as Exhibit 2.1 to the Company's 2008 Annual Report on Form 20-F (File No. 001-32458) on February 27, 2009.
 (5)           Filed as Exhibit 4.3 to the Company's Registration Statement (File No. 333-133410) on April 19, 2006.
 (6)           Filed as Exhibit 4.5 to the Company's Form 8-A12B/A filed on October 7, 2008 and amended on October 10, 2008 (FileNo. 001-32458).
 (7)           Filed as Exhibit to the Company's Form 20-F filed on March 14, 2008.
 (8)           Filed as an Exhibit to the Form 6-K filed on  March 19, 2007.